                                                                   EXHIBIT 10.04

                   COLLABORATION, LICENSE AND SUPPLY AGREEMENT
                                     BETWEEN



                            ATRIX LABORATORIES, INC.

                                       AND

                            FUJISAWA HEALTHCARE, INC.













                             DATED: OCTOBER 15, 2001



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                                        TABLE OF CONTENTS

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Article I DEFINITIONS.............................................................................................1

Article II COLLABORATION.........................................................................................12
   Section 2.01.   Objectives....................................................................................12
   Section 2.02.   Development Program...........................................................................12
   Section 2.03.   Atrix Obligations.............................................................................12
   Section 2.04.   Fujisawa Obligations..........................................................................13
   Section 2.05.   Availability of Resources; Cooperation........................................................13
   Section 2.06.   Joint Development Management Committee........................................................14
   Section 2.07.   Collaboration Guidelines......................................................................15
   Section 2.08.   Acne Product..................................................................................15
   Section 2.09.   New Indication................................................................................15
   Section 2.10.   Approval Process..............................................................................16

Article III LICENSE..............................................................................................16
   Section 3.01.   License Fee...................................................................................16
   Section 3.02.   License Terms.................................................................................16
   Section 3.03.   Trademarks....................................................................................17
   [                                                                                                            ]**

Article IV ADDITIONAL PAYMENTS...................................................................................18
   Section 4.01.   Research and Development Expenses.............................................................18
   Section 4.02.   Royalties.....................................................................................19
   Section 4.03.   License Fee for Product After Royalty Term....................................................20
   Section 4.04.   Product Milestone Payments....................................................................20
   Section 4.05.   Commercial Milestone Payments.................................................................20
   Section 4.06.   Payment of Royalties and Reports..............................................................21
   Section 4.07.   Non-Monetary Consideration....................................................................22

Article V COMMERCIALIZATION of the product.......................................................................22
   Section 5.01.   Fujisawa's Obligations........................................................................22

Article VI MANUFACTURE AND SUPPLY................................................................................24
   Section 6.01.   Agreement to Supply Product...................................................................24
   Section 6.02.   Manufacturing Specifications and Shelf Life...................................................24
   Section 6.03.   Atrix's Duties................................................................................25
   Section 6.04.   Second Manufacturing Source...................................................................26
   Section 6.05.   Failure to Supply.............................................................................27
   Section 6.06.   Allocation....................................................................................27
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Article VII PURCHASE AND SALE....................................................................................27
   Section 7.01.   Purchase Price and Payment....................................................................27
   Section 7.02.   Adjustment to Purchase Price/Audit............................................................28
   Section 7.03.   Labeling and Artwork..........................................................................28
   Section 7.04.   Purchase Forms................................................................................28
   Section 7.05.   Confirmation..................................................................................29
   Section 7.06.   Delivery......................................................................................29
   Section 7.07.   Forecasts and Orders..........................................................................29
   Section 7.08.   Professional Samples..........................................................................30

Article VIII WARRANTY, REJECTION AND INSPECTIONS.................................................................31
   Section 8.01.   Product Warranties............................................................................31
   Section 8.02.   Rejection of Product or Professional Samples for Failure to Conform to
                         Specifications..........................................................................31
   Section 8.03.   Fujisawa Inspections..........................................................................32

Article IX REGULATORY COMPLIANCE.................................................................................33
   Section 9.01.   Maintenance Of Marketing Authorizations.......................................................33
   Section 9.02.   Adverse Drug Event Reporting and Phase IV Surveillance........................................33
   Section 9.03.   Commercial Sale Testing And Reporting.........................................................34
   Section 9.04.   Assistance....................................................................................34
   Section 9.05.   Compliance....................................................................................34
   Section 9.06.   General Regulatory Matters....................................................................35

Article X PATENTS AND TRADEMARKS.................................................................................36
   Section 10.01.   Maintenance of Patents or Marks..............................................................36
   Section 10.02.   Cooperation..................................................................................36
   Section 10.03.   Atrix to Prosecute Infringement..............................................................36
   Section 10.04.   Infringement Claimed by Third Parties........................................................37

Article XI CONFIDENTIALITY.......................................................................................37
   Section 11.01.   Confidentiality..............................................................................37
   Section 11.02.   Publicity Review.............................................................................38

Article XII [                                                                ]**.................................38
   Section 12.01.   [                                                                                           ]**

Article XIII REPRESENTATIONS AND WARRANTIES......................................................................39
   Section 13.01.   Corporate Power..............................................................................39
   Section 13.02.   Due Authorization............................................................................39
   Section 13.03.   Binding Obligation...........................................................................39
   Section 13.04.   Ownership of Atrix Technology and Atrix Marks................................................39
   Section 13.05.   Patent Proceedings...........................................................................39
   Section 13.06.   Adverse Properties...........................................................................40
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   Section 13.07.   Preservation of Name and Reputation..........................................................40
   Section 13.08.   Debarment....................................................................................40
   Section 13.09.   Limitation on Warranties.....................................................................40
   Section 13.10.   Limitation of Liability......................................................................40

Article XIV INDEMNIFICATION and insurance........................................................................40
   Section 14.01.   Fujisawa Indemnified by Atrix................................................................40
   Section 14.02.   Atrix Indemnified by Fujisawa................................................................41
   Section 14.03.   Prompt Notice Required.......................................................................41
   Section 14.04.   Indemnitor May Settle........................................................................41
   Section 14.05.   Insurance....................................................................................42

Article XV ADDITIONAL COVENANTS OF THE PARTIES...................................................................42
   Section 15.01.   [                                                                                           ]**
   Section 15.02.   [                                                                                           ]**
   Section 15.03.   Limitation To The Territory..................................................................43
   Section 15.04.   Records and Audits...........................................................................43
   Section 15.05.   Marketing Expenses...........................................................................44
   Section 15.06.   Protection of the Marks......................................................................44
   Section 15.07.   Launch Quantities............................................................................44
   Section 15.08.   Further Actions..............................................................................45
   Section 15.09.   Inspections and Confidentiality of Third Parties.............................................45
   Section 15.10.   Licensed Technology..........................................................................45
   Section 15.11.   Equitable Relief.............................................................................45

Article XVI PRODUCT RECALL.......................................................................................46
   Section 16.01.   Product Recalls or Withdrawal................................................................46
   Section 16.02.   Recall Costs.................................................................................47
   Section 16.03.   Notification Of Complaints...................................................................47
   Section 16.04.   Notification Of Threatened Action............................................................47

Article XVII TERM AND TERMINATION................................................................................48
   Section 17.01.   Term.........................................................................................48
   Section 17.02.   Termination by Either Party..................................................................48
   Section 17.03.   Termination by Atrix.........................................................................48
   Section 17.04.   Termination by Fujisawa......................................................................48
   Section 17.05.   Effect of Termination........................................................................49
   Section 17.06.   Remedies.....................................................................................51
   Section 17.07.   License Following Expiration.................................................................51

Article XVIII DISPUTE RESOLUTION.................................................................................52
   Section 18.01.   Disputes.....................................................................................52
   Section 18.02.   Trial Without Jury...........................................................................52
   Section 18.03.   Performance to Continue......................................................................52
   Section 18.04.   Provisional Remedies.........................................................................52
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   Section 18.05.   Determination of Patents and Other Intellectual Property.....................................52

Article XIX MISCELLANEOUS........................................................................................53
   Section 19.01.   No-Solicitation..............................................................................53
   Section 19.02.   Assignment; Binding Effect...................................................................53
   Section 19.03.   Force Majeure................................................................................53
   Section 19.04.   Governing Law................................................................................53
   Section 19.05.   Waiver.......................................................................................54
   Section 19.06.   Severability.................................................................................54
   Section 19.07.   No Right to Use Names........................................................................54
   Section 19.08.   Notices......................................................................................54
   Section 19.09.   Independent Contractors......................................................................55
   Section 19.10.   Rules of Construction........................................................................55
   Section 19.11.   Entire Agreement; Amendment..................................................................55
   Section 19.12.   Counterparts; Facsimile......................................................................55

Exhibit A         Atrix Patent Rights...........................................................................A-1
Exhibit B         Development Program Outline...................................................................B-1
Exhibit C         Atrix Marks...................................................................................C-1
Exhibit D         Example of Atrix Manufacturing Cost Per Unit Determination....................................D-1
Exhibit E         Example of Adjustment to Purchase Price/Audit.................................................E-1
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                   COLLABORATION, LICENSE AND SUPPLY AGREEMENT

         This Collaboration, License and Supply Agreement (this "Agreement") is made as of October 15, 2001 (the "Effective Date") by and between Atrix Laboratories, Inc., a Delaware corporation having its offices at 2579 Midpoint Drive, Fort Collins, CO, 80525-4417 ("Atrix"), and Fujisawa Healthcare, Inc., a Delaware corporation having offices at Three Parkway North, Deerfield, IL 60015-2548 ("Fujisawa"). Atrix and Fujisawa are sometimes referred to collectively herein as the "Parties" or singly as a "Party."

                                    RECITALS

         WHEREAS, Atrix possesses a proprietary solvent microparticle ("SMP(TM)") drug delivery technology and has substantial, resources, experience and expertise in the discovery, design and development of proprietary drug delivery systems for medical, dental and veterinary applications;

         WHEREAS, Fujisawa possesses substantial resources, experience and expertise in the development, commercialization and marketing of pharmaceutical products for dermatology applications;

         WHEREAS, Atrix wishes to grant to Fujisawa, and Fujisawa wishes to obtain from Atrix, an exclusive license under the Atrix Technology to use, market, advertise, promote, distribute, offer for sale, sell, export and import the Product in the Territory for use in the Field on the terms and subject to the conditions set forth herein; and

         WHEREAS, Fujisawa wishes Atrix to manufacture the Product to be sold in the Territory by Fujisawa, subject to the terms and conditions herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  (a) As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acceptance for Filing" means Atrix's receipt of a letter issued by the FDA indicating acceptance for filing of an NDA in the United States or equivalent marketing application pursuant to Applicable Laws in other countries in the Territory.

         "Acne Product" means []** and any other concentrations of the Product that may be used for the treatment of acne vulgaris, depending on the decision of the JDMC under Section 2.08(a).


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         [ ]**

         [ ]**

         "Act" means the Federal Food Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.).

         "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with, a Party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to either Party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

         "Applicable Law(s)" means the Act, Regulations and all other applicable laws, rules, regulations and guidelines within the Territory that apply to the import, export, development, marketing, distribution or sale of the Product in the Territory or the performance of either Party's obligations under this Agreement (including disclosure obligations as required by the United States Securities and Exchange Commission), to the extent applicable and relevant, and including all cGMP or current Good Clinical Practices standards or similar guidelines promulgated by the Competent Authorities, as well as U.S. export control laws and the U.S. Foreign Corrupt Practices Act.

         "Approval Letter" means a letter issued by the FDA indicating approval of a product for commercialization, as defined in 21 CFR Section 314.105.

         "A&S" means [ ]**

         "Atrix Billing Price/Unit" means [ ]**

         "Atrix Final Price/Unit" means [ ]** as adjusted pursuant to Section
7.02. (See Exhibits D and E for a further explanation).

         "Atrix Know-How" means any and all Know-How related to Atrix's proprietary SMP(TM) technology or the Product and which is under the Control of Atrix as of the Effective Date and any and all Improvements thereto, which is not covered by the Atrix Patent Rights, but is necessary or useful to the use, development, Manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field.

         "Atrix Manufacturing Cost" means the actual cost of the Manufacture of the Product by Atrix (including any subcontractor and Second Source) during each calendar year during the Term, including the related quality assurance and quality control activities as required by Applicable Laws, which actual cost shall be determined in accordance with GAAP, and shall include direct labor, direct material (including Raw Materials and Components), direct overhead (e.g. depreciation of a packaging line solely dedicated to the Product) and the allocable portion

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of the direct and indirect Manufacturing overhead directly attributable to the
Manufacture of the Product.

         The allocable portion of the manufacturing overhead shall be determined by [ ]** The manufacturing overhead shall be allocated to the Product utilizing an appropriate [ ]**

         Atrix Manufacturing Cost shall exclude selling, general and administrative, research and development, interest expenses, any and all debt service payments of Atrix, and any other costs not directly associated with the Manufacture of the Product, other than direct and indirect manufacturing overhead. The Parties agree that in no event shall Atrix Manufacturing Cost include capital expenditures and improvements to or for Atrix's manufacturing facility(ies) or those of the Second Source or any approved subcontractor, except as directly or indirectly allocated through Manufacturing overhead.

         If any part of the Manufacturing is conducted by an approved subcontractor, any Manufacturing costs incurred by such subcontractor and passed
on to FHI shall not exceed [    ]** of the Atrix Manufacturing Costs that would
have been incurred by Atrix if Atrix had conducted such part of the Manufacturing.

         "Atrix Manufacturing Cost/Unit" shall be calculated on a Product-by-Product basis by dividing actual Atrix Manufacturing Costs incurred as set forth above by total units Manufactured during each calendar year during the Term. []** does not []** the []** shall be []** Atrix Manufacturing Cost/Unit []** Also, []** shall be subject []** during the period []** See Exhibits D and E for a more detailed example.

         "Atrix Marks" means "SMP(TM)", "ATRISONE(TM)", and any New Trademark and any and all additional trademarks selected by Atrix to describe the Atrix Technology or the Product, alone or accompanied by any logo or design, service marks, trade names and any foreign language equivalents in sound or meaning, whether registered or not, associated therewith.

         "Atrix Patent Rights" or "Atrix Patent" means any and all Patent Rights that claim Atrix's proprietary SMP(TM) technology or the Product which is under the Control of Atrix as of the Effective Date and any and all Improvements thereto, which are necessary or useful to the use, development, Manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field. The Atrix Patent Rights as of the Effective Date are set forth on Exhibit A. Any Atrix Patent Rights after the Effective Date shall be added to Exhibit A by the written mutual agreement of the Parties.

         "Atrix Technology" means the Atrix Patent Rights and the Atrix
Know-How.

         "Books and Records" means, in whatever media, any and all books and records, reports and accounts in connection with or relative to the Atrix Manufacturing Costs, Development Costs, Bulk Drug, Raw Materials and Components, Products, and the Professional Samples, any costs Fujisawa or Atrix is obligated to reimburse or pay to the other Party under this Agreement, Manufacturing (including without limitation, yield reports and batch records), Testing, Shipment, delivery or handling of the Bulk Drug, Raw Materials and Components, the Professional

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Samples and/or the Product, production and quality control records, any pre-clinical or clinical studies, as approved by the JDMC or as required by the Competent Authorities as Phase IV commitments []** including any and all books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, and other graphic or written data generated in connection with the Development Program []** as well as any other books and records as may be required from time to time by Applicable Laws or this Agreement. Books and Records shall not include any market research and competitive reports, marketing reports and data.

         "Bulk Drug" means Dapsone.

         "Business Day" means any day other than Saturday or Sunday and any day other than a day on which banks in Chicago, Illinois and Denver, Colorado, respectively, are required or authorized to be closed.

         "Certificate of Compliance" means the certificate of compliance in the form mutually agreed to by the Parties and which shall contain the following information (a) Fujisawa's product number(s); (b) description of the Product;
(c) lot number(s); (d) Product tested; (e) Specification limits; (f) Test results for each lot delivered; (g) date of Manufacture; and (h) date of release.

         "CFR" means the United States Code of Federal Regulations.

         "cGMP" means current good manufacturing practices as defined in 21 CFR
Section 110 et seq. and established under the Act and applicable Regulations.

         "Collaboration" means the activities of the Parties carried out in performance of, and the relationship between the Parties established by this Agreement.

         "Commercially Reasonable Efforts" shall mean, except as otherwise explicitly set forth in this Agreement, those efforts consistent with the exercise of prudent scientific and business judgement, as applied to products having comparable market potential within the relevant products lines of that Party and otherwise in accordance with generally accepted practices in the pharmaceutical industry. "Comparable market potential" shall be fairly determined by a Party in good faith and without limitation may be based upon market size, price, competition, patent rights, product liability issues and general marketing parameters.

         "Competent Authorities" means collectively the entities in each country in the Territory responsible for the regulation of medicinal products intended for human use, including without limitation the FDA, or any other successor entities thereto.

         "Competitive Product" means any topical Dapsone product for any indication for use in the Field.

         "Confidential Information" means any and all information (including information related to the Atrix Technology) of a Party relating to any trade secret, Specifications, Testing, Packaging, Labeling, Atrix Manufacturing Cost, Development Costs, Books and Records, Available Information, process, method, compound, research project, work in process, future development, scientific, engineering, Manufacturing, marketing, sales, business plan, financial or

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personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

                  (b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business; (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

                  (d) is independently developed by the receiving Party, as evidenced by its written records, without knowledge of, and without the aid, application or use of, the disclosing Party's Confidential Information; or

                  (e) is the subject of a written permission to disclose provided by the disclosing Party.

         "Control" means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         "Dapsone" means 4,4' diaminodiphenylsulfone and all salts, polymorphs and isomers thereof.

         "Development Costs" means the directly allocable out-of-pocket and internal costs of research and development (but not capital costs) incurred by either Party in conducting the respective work under this Agreement and the Development Program including, without limitation, costs associated with preparation and filing of submissions for Governmental Approvals for the Products, filing fees paid to Competent Authorities, and []** applicable to the Product. The Parties shall keep such Books and Records as necessary to document the inclusion of such out-of-pocket and internal costs within the Development Costs including time sheets, invoices, etc.

         []**

         "Development Program Outline" means the outline and plan for the Development Program for the Acne Product, including the [],** as set forth in Exhibit B.

         "FDA" means the United States Food and Drug Administration, or any successor entity thereto.

         "Field" means the topical treatment of skin in humans.


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         "First Commercial Sale" means (a) with respect to a country in the
Territory, the first sale for use, consumption or resale of the Product by Fujisawa or its Affiliates in such country (excluding any sales for clinical trials or sales of Professional Samples) and (b) with respect to the Territory, the First Commercial Sale in any country within the Territory. []** In each case, a sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Product.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "Good Clinical Practices" means good clinical practices as defined in 21 CFR Section 50 et seq. and Section 312 et seq.

         "Governmental Approval(s)" means all permits, licenses and authorizations, including Marketing Authorizations required by any Competent Authority as a prerequisite to the manufacturing, packaging, marketing and selling of the Product or the Units in the Territory; excluding however import permits.

         "Improvements" means any and all Know-How, developments, enhancements, modifications, inventions or discoveries in the Field relating to the SMP(TM) technology or the Product for use in the Field and under the Control of Atrix or developed, created or acquired by Atrix, at any time during the Term, whether patentable or not, and shall include, but not be limited to, developments, inventions or discoveries intended to enhance the safety or efficacy of the Product and all intellectual property rights related thereto, in each case limited to the Product in the Field.

         []**

         "Know-How" means any and all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols, any and all pre-clinical and clinical data, and information, whether or not patentable, which are not generally publicly known, including but not limited to any and all chemical, biochemical, toxicological, and scientific research information, whether in written, graphic or video form or any other form or format.

         "Labeled" or "Labeling" means any and all labels and other written, printed or graphic matter, including artwork, upon (a) the Product or any container utilized with the Product or (b) Packaging.

         "Launch Quantity" means a quantity of Product determined by Fujisawa to be adequate to meet the requirements set forth for the first six months of the Initial Forecast.

         "Manufacture(d)," "Manufacturing" or "Manufacturing Process" means the storage, handling, assembly, production, processing, Labeling, Testing, disposition and Packaging of a Product, Bulk Drug, Raw Materials and Components, and/or a Professional Sample, in accordance with this Agreement and Applicable Laws.


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         "Marketing Authorization" means all necessary and appropriate regulatory approvals, including Pricing and Reimbursement Approvals, where applicable, to allow the Product to be marketed and sold in a particular country in the Territory.

         []** means []** which among other things, []**

         []** means []** for the purpose of []**

         []** means []** for the purpose of []**

         "NDA" means a New Drug Application, and all amendments and supplements thereto, for regulatory approval by the FDA as defined in 21 CFR Section 314.5 et seq., to commence commercial sale of a Product in the United States.

         "Net Sales" means collectively, the gross amount invoiced by Fujisawa or its Affiliates []** sales of the Product to a Third Party or Parties, less the following as they pertain to the Product:

                  (a) any and all []** of a Product []** which are []** in accordance with []** and []** including without limitation []**

                  (b) []** applicable to sales of the Product []**

                      The Product shall be considered "sold" when billed out or invoiced.

                      No deductions shall be made from Net Sales for items (a) or (b) above except to the extent of amounts for such items actually granted or paid with respect to the Product; provided that a Party may reconcile such amounts within a given calendar quarter.

                      No deductions shall be made from Net Sales for commissions paid to individuals whether they are with independent sales agencies or are regularly employed by a Party or its Affiliates or sublicensees and are on its or their payroll, or for the cost of collections.

                      Components of Net Sales shall be determined in the ordinary course of business using the accrual method of accounting in accordance with GAAP, provided that a Party may reconcile such amounts within a given calendar quarter.

                      In the event a Party transfers Product to a Third Party in a bona fide arm's length transaction, for consideration, in whole or in part, other than cash or to a Third Party in other than a bona fide arm's length transaction, the Net Sales price for such Product shall be deemed to be the standard invoice price then being invoiced by a Party in an arm's length transaction with similar customers.

         "Packaging" means any and all containers, cartons, shipping cases, inserts, package inserts or other similar material used in packaging or accompanying the Product.

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         "Packaging List" means a list accompanying every Shipment of Product which contains (a) Fujisawa's product number(s); (b) a description of the Product; (c) the quantity with unit of measure; (d) lot number(s); (e) the number of pallets in a particular Shipment; and (f) the Product expiration date.

         "Patent Rights" means any and all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing and all improvements, supplements, modifications or additions.

         "Phase III Study" means a well-controlled study of sufficient size and appropriate design to demonstrate the safety and efficacy of the Product for its intended use.

         "Phase IV" means, as applicable, a study or program designed to obtain additional safety or efficacy data, support for the Product or to determine effectiveness for labeled indications under conditions of widespread usage, which is commenced after Governmental Approval of the Product in the Territory or any such study or program required by the FDA and/or any other Competent Authority.

         "Pricing and Reimbursement Approvals" means any pricing and reimbursement approvals which must be obtained before placing the Product on the market in any country in the Territory in which such approval is required.

         "Prime Rate of Interest" means the prime rate of interest published from time to time in The Wall Street Journal as the prime rate; provided, however that if The Wall Street Journal does not publish the Prime Rate of Interest, then the term "Prime Rate of Interest" shall mean the rate of interest publicly announced by Bank of America, N.A., as its prime rate, base rate, reference rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate.

         "Product" means, individually or collectively, as the context requires, the formulation comprised of Dapsone in an SMP(TM) delivery system, including the Acne Product and any other current and future indication(s) []** for all concentrations, sizes of volume, configurations and combinations of Dapsone in an SMP(TM) delivery system for use in the Field.

         "Professional Samples" means Product that is used to demonstrate the manner in which the Product is prepared and used, and is Labeled "professional sample for trial purposes only, not for resale."

         "Raw Materials and Components" means any and all raw materials and components (such as chemicals, containers, closures, Packaging, Labeling, etc.) other than the Bulk Drug needed by Atrix to Manufacture, supply and sell the Product to Fujisawa according to the terms and conditions of this Agreement.

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         "Regulations" means regulations, statutes, rules, guidelines and procedures promulgated by the FDA or other Competent Authority pursuant to the Act or other law, including without limitation, those regulations currently contained in Title 21 of the CFR.

         "Royalty Term" means the period of time commencing on the First Commercial Sale of a Product in a country in the Territory and ending on the expiration of the last to expire of the Atrix Patent Rights containing Valid Claims covering such Product in such country in the Territory; []** The Royalty Term shall apply on a Product-by-Product and country-by-country basis.

         "Shipment," "Ship" or "Shipped" means each individual group of Product received by Fujisawa from Atrix or the Second Source, as applicable.

         "SMP(TM) technology" or "SMP(TM) delivery system" means a technology and delivery system consisting of a combination of a dissolved drug with a microparticle suspension of the drug to allow a controlled amount of the dissolved drug to permeate the epidermal layer of the skin. The SMP(TM) technology includes, but is not limited to, topical formulations containing Dapsone.

         "Specifications" means the specifications for the Product, Bulk Drug, Labeling, Packaging and Raw Materials and Components, respectively, as mutually agreed to by the Parties.

         "Territory" means the United States, Canada and Mexico, except as otherwise expressly provided herein.

         "Test" or "Testing" means any inspection, examination, testing or release by manufacturing or quality control personnel of any Bulk Drug, Raw Materials and Components, work-in-progress and/or Product.

         "Third Party" means any entity other than Atrix or Fujisawa or an Affiliate of Atrix or Fujisawa.

         []** means []** obtained by []** as determined by []** agreed to by the Parties []** BY []** of the Acne Product []** as determined by []** agreed to by the Parties.

         []** means []** for which []**

         []** means []** in accordance with and pursuant to []**

         "Unit" means the Product currently anticipated to be packaged in a []** (or other sizes designated by Fujisawa) excluding Professional Samples. The trade or sample package may be changed or reformulated by Atrix and Fujisawa from time to time and the term Unit shall refer to the Product in such changed or reformulated package.

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         "U.S." or the "United States" means the 50 states, the District of
Columbia, all territories, possession and commonwealths of the United States, Puerto Rico, Guam and the U.S. Virgin Islands.

         "Valid Claim" means a claim of an issued and unexpired Atrix Patent that, with respect to a specific country in the Territory, (a) has not been revoked, declared unenforceable or unpatentable, or held invalid by a court or other governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (b) has not been admitted to be rendered invalid or unenforceable through reissue, disclaimer or otherwise, and
(c) has not been finally cancelled, withdrawn, abandoned or rejected by any governmental agency of competent jurisdiction.

                  (b) Each of the following terms is defined in the Section set forth opposite such term below:

         ADE........................................................................................Section 9.02(a)
         Additional Amount.............................................................................Section 7.01
         Allowable Amount...........................................................................Section 7.07(b)
         []**
         Agreement.........................................................................................Preamble
         Atrix.............................................................................................Preamble
         Available Information......................................................................Section 2.09(a)
         Commercial Milestone..........................................................................Section 4.05
         Development Program...........................................................................Section 2.02
         Dispute......................................................................................Section 18.01
         Disputed Amount...............................................................................Section 7.01
         []**
         Effective Date....................................................................................Preamble
         5.01 Date..................................................................................Section 5.01(b)
         Force Majeure................................................................................Section 19.03
         Fujisawa..........................................................................................Preamble
         Indemnitee...................................................................................Section 14.03
         Indemnitor...................................................................................Section 14.03
         Independent Panel.........................................................................Section 17.04(d)
         Initial Forecast...........................................................................Section 7.07(a)
         Initiating Group.............................................................................Section 19.01
         Initiator..................................................................................Section 2.10(a)
         Inspection Notice.............................................................................Section 8.03
         JDMC.......................................................................................Section 2.06(a)
         []**
         License.......................................................................................Section 3.02
         Loss.........................................................................................Section 14.01
         Modification...............................................................................Section 6.03(j)
         NDA Decision Date..........................................................................Section 2.08(a)
         []**


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
         New Indication.............................................................................Section 2.09(a)
         New Trademark..............................................................................Section 5.01(c)
         []**
         []**
         Notice.....................................................................................Section 2.09(a)
         Other Group..................................................................................Section 19.01
         Parties...........................................................................................Preamble
         Party.............................................................................................Preamble
         Promotional Material.......................................................................Section 7.03(a)
         Purchase Order.............................................................................Section 7.07(c)
         Recall....................................................................................Section 16.01(c)
         Receiving Party............................................................................Section 4.06(d)
         Recipient..................................................................................Section 2.10(a)
         Representatives...........................................................................Section 11.01(c)
         []**
         ROI........................................................................................Section 2.09(a)
         Rolling Forecast...........................................................................Section 7.07(b)
         Royalty Rates..............................................................................Section 4.02(b)
         Royalty Statement..........................................................................Section 4.06(a)
         Second Source.................................................................................Section 6.04
         Second 17.04 Notice.......................................................................Section 17.04(d)
         SMP(TM)...........................................................................................Recitals
         SOP........................................................................................Section 9.02(c)
         Term.........................................................................................Section 17.01
         []**



                  (c) Interpretation. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except where the context clearly requires to the contrary: (i) each reference in this Agreement to a designated "Section" or "Exhibit" is to the corresponding Section or Exhibit of or to this Agreement; (ii) instances of gender or entity-specific usage (e.g., "his" "her" "its" "person" or "individual") shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (iii) "including" shall mean "including, without limitation"; (iv) references to Applicable Laws shall mean such Applicable Laws in effect during the Term (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date); (v) references to "$" or "dollars" shall mean the lawful currency of the United States; (vi) references to "Federal" or "federal" shall be to laws, agencies or other attributes of the United States (and not to any State or locality thereof); (vii) the meaning of the terms "domestic" and "foreign" shall be determined by reference to the United States; (viii) references to "days" shall mean calendar days; (ix) references to months or years shall be to the actual calendar months or years at issue (taking into account the actual number of days in any such month or year); (x) days, Business Days and times of day shall be determined by reference to local time in Denver, Colorado; (xi) the English language version of this Agreement shall govern all questions of interpretation relating to this Agreement,

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         notwithstanding that this Agreement may have been translated into, and executed in, other languages; and (xii) the terms "Product" and "Products" shall refer to each individual Product and all Products collectively, unless the context clearly indicates otherwise.

                                   ARTICLE II

                                  COLLABORATION

         Section 2.01. OBJECTIVES. Pursuant to the Development Program and under the oversight of the JDMC, Atrix and Fujisawa shall conduct research and development activities on a collaborative basis using the Atrix Technology to develop the Product with an initial indication for the topical treatment of acne and such additional indications as may be approved by the JDMC in accordance with Section 2.09(a). Each Party shall use Commercially Reasonable Efforts to carry out their respective responsibilities under this Agreement to develop, Manufacture and market the Product.

         Section 2.02. DEVELOPMENT PROGRAM. Atrix and Fujisawa shall utilize the Atrix Technology to conduct research and development activities necessary to develop a Product with an initial indication for the topical treatment of acne pursuant to a detailed development program (the "Development Program") approved and adopted by the JDMC. The Parties agree that the Development Program for the Acne Product shall be consistent with the intent expressed in the Development Program Outline. []** shall include []** but shall not include []** The Development Program can be modified during the Term only by the JDMC. The Development Program and any changes to the Development Program, each as approved or adopted in accordance with this Section 2.02 and Section 2.06, shall be as adopted by the JDMC, and the Development Program and any amendments or changes thereto, shall be deemed to and shall be incorporated into this Agreement as though fully set forth herein and without requiring a formal amendment to this Agreement; []** may only be []** and the []** shall not be []** unless mutually agreed to by the Parties.

         Section 2.03. ATRIX OBLIGATIONS.

                  (a) Atrix will use Commercially Reasonable Efforts to timely complete in accordance with the timelines and other terms and conditions of the Development Program: (i) validation, formulation and development of the Product, (ii) animal toxicology and other pre-clinical studies required for commercial launch of the Product,
         (iii) scale-up and initial and ongoing stability studies in primary container/closure package system(s), (iv) Phase II study and/or Phase III Study, including the [];** (v) Phase IV commitments mandated by Competent Authorities, and (vi) all other tasks supporting the final formulation of the Product, including other information requested by the Competent Authorities, []** subject to reimbursement by Fujisawa as provided in Sections 2.04(a) and 4.01(a) and (b) []** Atrix shall promptly advise Fujisawa of any issues that materially or adversely affect Atrix's ability to develop the Product. In such


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
         event, senior executives of Fujisawa and Atrix shall meet and in good faith discuss what actions should be taken in light of such issues.

                  (b) Atrix shall use Commercially Reasonable Efforts to timely secure and maintain any and all Governmental Approvals in the Territory (except for those Governmental Approvals that are the responsibility of Fujisawa under Section 9.05(a)) in accordance with the timelines and other terms and provisions of the Development Program and shall own and maintain in good standing, []** all Governmental Approvals (except for those Governmental Approvals that are the responsibility of Fujisawa under Section 9.05(a)) and related information as provided herein.

                  (c) Atrix shall maintain Books and Records in connection with the Development Program and in accordance with Applicable Laws and otherwise in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, including to obtain Governmental Approvals, and shall properly reflect all work done and results achieved in the performance of the Development Program. Fujisawa has the right to inspect such Books and Records upon request and during normal business hours, and Atrix shall provide copies of such Books and Records directly related to the Product to Fujisawa (excluding financial information which may only be reviewed by Fujisawa's independent public accountants in accordance with Section 15.04).

                  (d) In the event the JDMC approves a New Indication and elects to adopt []** Development Program in accordance with Section 2.09(a), Atrix shall use Commercially Reasonable Efforts to conduct each of the foregoing activities with respect to such []** Development Program. Atrix shall conduct clinical studies for the Product in material compliance with Applicable Laws.

                  (e) During the Term, []** and provide []**

         Section 2.04. FUJISAWA OBLIGATIONS.

                  (a) Fujisawa will use Commercially Reasonable Efforts to timely complete[]** (i) all Phase IV studies, except for those Phase IV Studies mandated by the Competent Authorities, []** (ii) all []** and
         (iii) subject to Atrix obtaining the required Governmental Approvals under Section 2.03(b), commercialization of the Product (including all sales and marketing activities, and market research, related to the Product).

                  (b) In the event []** Fujisawa []** with respect to []** in accordance with Applicable Laws []** Fujisawa shall []** Atrix []** only to the extent []** and Fujisawa []** provided, however, that []** including without limitation []** in the event that []** Notwithstanding, anything to the contrary in this Section 2.04(b), in the event []** in the case where Atrix []** in the case where Atrix []** upon receipt of []** Fujisawa shall []**

         Section 2.05. AVAILABILITY OF RESOURCES; COOPERATION. Each Party shall maintain laboratories, offices or other facilities reasonably necessary to carry out the activities to be

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performed by such Party pursuant to the Development Program. Upon reasonable advance notice, each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Collaboration and in connection with any request from any Competent Authority, including regulatory, scientific, technical and clinical testing issues.

         Section 2.06. JOINT DEVELOPMENT MANAGEMENT COMMITTEE.

                  (a) Creation of JDMC. Within 10 Business Days after the Effective Date, the Parties will form a Joint Development Management Committee ("JDMC") comprised of three representatives of each of Atrix and Fujisawa. Each Party may change its representatives on the JDMC at any time upon written notice to the other Party. []** shall select one member of the JDMC to act as the chairperson of the JDMC and []** shall select one member of the JDMC to act as the secretary of the JDMC. Except as provided in Section 2.02, the JDMC shall be responsible for
         (i) developing and overseeing the Development Program, (ii) making all decisions related to development, clinical trials and budgets in connection with development of the Product and/or the Development Program, (iii) managing the ongoing research conducted under the Development Program, (iv) approving New Indication(s) in accordance with Section 2.09(a), and (v) monitoring the progress and results of such work, all based on the principles of prompt, diligent and commercially reasonable development of the Products consistent with generally accepted practices in the pharmaceutical industry. In addition, for each New Indication approved by the JDMC under Section 2.09(a), and where the JDMC has elected to proceed with [],** such []** Program shall be developed and approved by and under the oversight of the JDMC. []** The JDMC will also be responsible for overseeing any Phase IV commitments required by the Competent Authorities.

                  (b) Meetings of the JDMC. The JDMC shall meet on a quarterly basis or at such other frequency and at such time and place as agreed to by the members of the JDMC or upon the request of either Party. Within 15 days after each meeting, the JDMC secretary will provide the Parties with a written report describing, in reasonable detail, the status of the Development Program, a summary of the results and progress to date, the issues requiring resolution, clinical and regulatory efforts with respect to the Product []** and the agreed resolution of previously reported issues. Final minutes shall be approved by the Parties. A reasonable number of additional representatives of a Party may attend meetings of the JDMC in a non-voting observer capacity.

                  (c) Decisions of the JDMC. A quorum of the JDMC shall be deemed to be present at any meeting of the JDMC if at least two JDMC members or their designees of each Party are present at such meeting in person or by telephone. Subject to Section 2.06(d), if a quorum exists at any meeting, a majority vote of the members of the JDMC present at such meeting is required to take any action on behalf of the JDMC; provided that the affirmative vote of at least one member of each of Atrix and Fujisawa shall be required to take any such action.

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                  (d) Deadlock. If the JDMC is unable to decide or resolve an issue for which it has responsibility, the issue shall be submitted to the Chief Executive Officers, or their designees, of Atrix and Fujisawa. If the Chief Executive Officers, or their designees, of Atrix and Fujisawa are unable to resolve the issue within 10 days after being requested to do so, (or such longer period of time as mutually agreed to by the Parties in writing) then, notwithstanding anything to the contrary contained in this Agreement, []** and such []** shall be binding upon the Parties.

                  (e) Limitation of Powers. The JDMC shall not have the right to amend or interpret this Agreement. Issues regarding the interpretation of this Agreement shall be referred to the respective Chief Executive Officers of each Party in accordance with Section 18.01. The actions of the JDMC shall not substitute for either Party's ability to exercise any right set forth herein, nor excuse the performance of any obligation set forth herein.

                  (f) Liaisons. Each Party will designate an individual to serve as the liaison between the Parties to undertake and coordinate any day-to-day communications as may be required between the Parties relating to their respective activities under this Agreement. Each Party may change such liaison from time to time during the Term upon written notice thereof to the other Party.

         Section 2.07. COLLABORATION GUIDELINES. In all matters related to the Collaboration, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to realize the economic potential of the Products.

         Section 2.08. ACNE PRODUCT.

                  (a) []** the JDMC []** Such []** shall be based on []** and shall be made []** in accordance with generally accepted practices []**

                  (b) The objective of the Parties is that []** provided that Fujisawa []** If Atrix []** AND []** the JDMC, then Fujisawa shall []** If Fujisawa []** then the []** If Fujisawa elects []** it shall []** and Atrix shall []**

         Section 2.09. NEW INDICATION.

                  (a) Approval Process for New Indication. If either Atrix or Fujisawa desires to develop an additional indication or use for the Product in the Field (in either case, a "New Indication"), Atrix or Fujisawa, as the case may be, shall so inform the JDMC by written notice (the "Notice"). The Notice shall include any and all technical, scientific and commercial information reasonably available to Atrix or Fujisawa, as the case may be, regarding such New Indication, including a Party's reasonable estimate as to the likelihood of FDA approval, the estimated return on investment ("ROI") of the New Indication for both Atrix and Fujisawa and a proposed budget for the New Indication, which budget shall be prepared in accordance with generally accepted practices in the pharmaceutical industry (any and all such information shall be referred to as "Available Information"). Within []** after the JDMC's receipt of the Notice and Available Information, the JDMC shall decide whether or not to pursue development and


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         commercialization of the New Indication based on, among other things, market research, due diligence, financial analysis and available patent protection for the New Indication. If the JDMC []** the JDMC shall []** The JDMC will consider []** among other things, []** and a []** among other things, []** A []** shall be []** and at []**

                  (b) []** If the JDMC elects not to pursue commercialization of a New Indication []** within []** after its receipt of the Notice and Available Information or at any time thereafter, []** such New Indication []** and []** the JDMC []** provided that []** the JDMC shall be []** and []** and which []** shall be provided []** provided that if Fujisawa []** Fujisawa shall be []** Atrix acknowledges that []** if Fujisawa []** the Acne Product []** the Acne Product, []** The Parties acknowledge and agree that []** for which []** shall not be []** The Parties also acknowledge and agree that []** shall be considered []**

                  []**

         Section 2.10. APPROVAL PROCESS. Except as otherwise explicitly set forth in this Agreement, where either Fujisawa or Atrix desires or is required under this Agreement to seek the approval of the other Party hereunder, such approval shall be sought in accordance with the provisions of this Section 2.10 as follows:

                  (a) The Party seeking approval (the "Initiator") shall provide the other Party (the "Recipient") with written notice giving details as appropriate for the matter for which such approval is sought.

                  (b) The Recipient shall then, within thirty calendar days of such notice, provide the Initiator written approval or disapproval with respect to the matter.

                  (c) In the event that the Recipient fails to respond to such notice within such thirty calendar days, the Recipient shall be deemed to have approved the matter for which such approval was sought, to the extent specifically sought in such notice.

                                  ARTICLE III

                                    LICENSE

         Section 3.01. LICENSE FEE. In partial consideration for the licenses granted under Sections 3.02 and 3.03, Fujisawa shall pay to Atrix a one-time, non-refundable license fee equal to []** on the Effective Date by wire transfer of immediately available funds to an account designated in writing by Atrix to Fujisawa prior to the Effective Date.

         Section 3.02. LICENSE TERMS. The terms and conditions of the exclusive license (the "License") granted to Fujisawa shall be as follows:

                  (a) License Grant. Subject to the terms and conditions of this Agreement, Atrix hereby grants to Fujisawa an exclusive royalty-bearing license under the Atrix


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


         Technology to use, develop, market, advertise, promote, distribute, offer for sale, sell, export and import, but not Manufacture, the Product in the Territory for use in the Field, without the right to sublicense; provided Fujisawa shall have the right to grant a sublicense or otherwise enter into a marketing agreement with respect to the Product for Mexico and/or Canada, [
                                                       ]**; provided further
         that []** shall not be required with respect to a sublicense granted to Fujisawa Canada, Inc. Any Affiliate and/or sublicensee shall agree to be bound by the terms and conditions of this Agreement to the extent applicable. Fujisawa shall provide Atrix with a copy of such final sublicense or marketing agreement. This exclusive license can only be transferred by Fujisawa on the basis set forth in Section 19.02.

                  (b) Reservation of Rights. Fujisawa acknowledges that it shall have no right, title or interest in or to the Atrix Technology except to the extent set forth in the license granted to Fujisawa under
         Section 3.02(a) and Atrix reserves all rights to use the Atrix Technology except as otherwise expressly granted to Fujisawa pursuant to this Agreement. Nothing in this Agreement shall be construed to grant Fujisawa any rights or license to any intellectual property of Atrix other than as expressly set forth in Section 3.02(a).

                  (c) License Termination. Subject to Force Majeure, Fujisawa agrees to use Commercially Reasonable Efforts to begin distribution and marketing of a Product in each country in the Territory as soon as practicable, but in no event later than (i)[]** following receipt of written notice from Atrix that Governmental Approval has been received for such country []** for such Product []** following receipt of written notice from Atrix that Governmental Approval has been received for such country; provided that in such case Atrix has available Launch Quantities for such Product (excluding any failure caused by Fujisawa's non-compliance with Sections 7.07(a) and 15.07(b)). []** the Product []** then the []** Atrix shall have []** under this Agreement []** and
         []** for such Product.

         Section 3.03. TRADEMARKS.

                  (a) Subject to the terms and conditions of this Agreement, Atrix hereby grants to Fujisawa an exclusive, royalty-free license in the Field to use the Atrix Marks solely in connection with the use, promotion, marketing, distribution, offer for sale and sell of the Product, on a Product-by-Product and country-by country basis, in the Territory during the Royalty Term. After the expiration of the Royalty Term, such license shall continue for an additional []** years; provided that Fujisawa continues to purchase []** of its Product requirements from Atrix, or a Second Source if Atrix cannot supply []** of Fujisawa's Product requirements, meeting the Specifications, Government Approvals and Applicable Laws.

                  (b) Fujisawa acknowledges that it shall have no right, title or interest in or to the Atrix Marks except to the extent set forth in the license granted to Fujisawa under Section 3.03(a) and Atrix reserves all rights to use the Atrix Marks except as otherwise expressly granted to Fujisawa pursuant to this Agreement. Fujisawa shall use the Atrix Marks as


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


         depicted on Exhibit C or otherwise in the exact form designated by Atrix, including the "(R)" symbol or "(TM)" symbol, as applicable. All content or other specific graphic elements provided by Atrix shall remain the property of Atrix and shall be used only in the manner set forth in this Agreement except as otherwise previously approved in writing by Atrix.

         Section 3.04. LICENSE TO THIRD PARTIES. Subject to the terms and conditions of this Agreement, Atrix shall be free to license the Atrix Technology to Third Parties to use, develop, market, advertise, promote, distribute, offer for sale, Manufacture, sell, export and import the Product outside the Territory for use in the Field. []** under this Agreement []** Atrix agrees []** with respect to []** if []** Atrix will []** In no event, will Atrix []** In addition, []** shall be entitled to []** shall be []** pursuant to this Agreement []** which was approved by Atrix []** in connection with []**

                                   ARTICLE IV

                               ADDITIONAL PAYMENTS

         Section 4.01. RESEARCH AND DEVELOPMENT EXPENSES.

                  (a) Fujisawa shall reimburse Atrix for []** of all Development Costs incurred by Atrix after []** If Fujisawa []** then Atrix shall []**

                  (b) Atrix shall []** provided, however, that if []** then Fujisawa shall []** provided []**

                  (c) Fujisawa shall reimburse Atrix for []** of all Development Costs incurred by Atrix within 30 days of its receipt of a reasonably detailed invoice setting forth such costs and expenses that have been incurred in accordance with this Agreement, the JDMC approved Development Program or as approved by the JDMC.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, []** shall not []**

                      (i) with respect to the Acne Product, []** shall be []**

                      (ii) with respect to any New Indication []** shall be []**

         In the event the JDMC []** then Fujisawa shall []** and Fujisawa shall []** until []** In the event Fujisawa []** the []** shall be []**

                  (e) []** the Parties acknowledge and agree that []** do not []**


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         Section 4.02. ROYALTIES. During the Royalty Term, Fujisawa shall owe and pay to Atrix a royalty based on the aggregate Net Sales during each calendar year on a Product-by-Product and country-by-country basis as follows:

                  (a) Royalty for Product during Royalty Term:

                      (i)   for Products sold in the United States:

                            (A) []** of the first []** of Net Sales of the
                      Product during a calendar year;

                            (B) []** of Net Sales of the Product in excess of
                      []** but less than or equal to []** during a calendar year; and

                            (C) []** of Net Sales of the Product in excess of
                      []** during a calendar year.

                      (ii)  for Products sold in Mexico:

                            (A) []** of the first []** of Net Sales of the
                      Product  during a calendar year;

                            (B) []** of Net Sales of the Product in excess of
                      []** but less than or equal to []** during a calendar year; and

                            (C) []** of Net Sales of the Product in excess of
                      []** during a calendar year.

                      (iii) for Products sold in Canada:

                            (A) []** of the first []** of Net Sales of the
                      Product during a calendar year;

                            (B) []** of Net Sales of the Product in excess of
                      []** but less than or equal to $10,000,000 during a calendar year; and

                            (C) []** of Net Sales of the Product in excess of
                      []** during a calendar year.

                  (b) Reduction in Royalty Rates for Third Party Products. Notwithstanding the provisions of Section 4.02(a), the royalty rates for a country in the Territory as set forth in Section 4.02(a) (the "Royalty Rates") shall be subject to reduction on a country-by-country and Product-by-Product basis as follows:

                           (i) []** the Royalty Rates []** shall be reduced []**
                  At the end of []** the Royalty Rates []** shall be calculated []** as applicable []** reduction in the Royalty Rates []** reduction in the Royalty Rates []** and []** reduction in the Royalty Rates []**


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                           (ii) []** the Royalty Rates []** shall be reduced
                  []** At the end of []** the Royalty Rates []** shall be reduced []** as applicable []** reduction in the Royalty Rates []** reduction in the Royalty Rates []** and []** reduction in the Royalty Rates []** reduction in the Royalty Rates []**

                           (iii) []** the Royalty Rates []** For example, (A) if
                  []** shall control []** (B) if []** shall apply []** and (C) if []** the Royalty Rates []** shall apply []**

                           (iv) In the event that the Royalty Rates []** are
                  reduced []** agrees to []** the royalty payments []** provided, however, that []** for a period of []** after the date giving rise to such obligations []**

                  (c) Other Reductions in Royalty Rates. With respect to a country in the Territory in which a patent has not been issued at the time of the First Commercial Sale in that country, the Royalty Rates that would otherwise be in effect from time to time for such country under Sections 4.02(a) and/or (b), shall be reduced by []** in that country until such time, if ever, during the Royalty Term that a Valid Claim exists in such country, in which case the Royalty Rates for such country as set forth in Sections 4.02(a) and/or (b) shall apply.

         Any adjustments to the Royalty Rates under this Section 4.02 shall become effective on the first day of the first calendar month or calendar year, as applicable, after the event causing such reduction has occurred []**

         Section 4.03. LICENSE FEE FOR PRODUCT AFTER ROYALTY TERM. After the expiration of the Royalty Term, Fujisawa shall have no further obligation to pay royalties to Atrix; provided, however, that for a period of []** after the expiration of the Royalty Term, Fujisawa shall pay Atrix a license fee of []** The license fee under this Section 4.03 shall not be subject to reduction for any reason under this Agreement except for [].**

         Section 4.04. PRODUCT MILESTONE PAYMENTS. Fujisawa shall pay to Atrix, as licensing fees, the following non-refundable milestone payments within 15 calendar days after Fujisawa receives (i) notice from Atrix of the occurrence of the specified milestone event with respect to a Product and (ii) a copy of the applicable letter or notice received by Atrix from the FDA:

                   []**

         Section 4.05. COMMERCIAL MILESTONE PAYMENTS. Fujisawa shall pay to Atrix, as an additional licensing fee, a one-time non-refundable payment of []** when cumulative Net Sales of the Products in the Territory []** (the "Commercial Milestone"). Such payment will be made within 15 calendar days following the end of the calendar quarter in which the Commercial Milestone is achieved.

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         Section 4.06. PAYMENT OF ROYALTIES AND REPORTS.

                  (a) Payment and Reports. Within 45 days of the end of each calendar quarter following the First Commercial Sale, Fujisawa shall provide Atrix with a written report, accompanied by full payment of all royalties accrued and owing to Atrix during such quarter, of (i) Net Sales of Products in the Territory during such quarter; (ii) deductions from Net Sales; (iii) withholding taxes, if any, required by Applicable Laws to be deducted with respect to such sales; (iv) the dates of the First Commercial Sales of any Product in any country in the Territory during the reporting period; and (v) the exchange rates, if any used to determine the amount of United States dollars (collectively, the "Royalty Statement"). The Royalty Statement shall be in reasonably specific detail and on a Product-by-Product and country-by-country basis. In the event []** Royalty Rates []** then the Parties agree []** If such []** Atrix shall []** In the event such []** Atrix shall []** In the event that []** the Parties agree []**

                  (b) Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in United States dollars. With respect to each calendar quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last Business Day of the applicable calendar quarter. All payments owed under this Agreement shall be made by wire transfer to a bank account designated in writing by Atrix, unless otherwise specified in writing by Atrix.

                  (c) Late Payments. In the event that any payments due hereunder are not made when due, each such payment shall accrue interest from the date due until paid at the Prime Rate of Interest, wherein the Prime Rate of Interest shall not exceed []** per month. The payment of such interest shall not limit or otherwise be deemed to be in satisfaction of a Party exercising any other rights it may have under this Agreement arising from the other Party's failure to make such payment when due.

                  (d) Taxes. All taxes levied on account of the payments accruing to either Party (the "Receiving Party") under this Agreement shall be paid by the Receiving Party for its own account, including taxes levied thereon as income to the Receiving Party. If provision is made under Applicable Laws for withholding, such tax shall be deducted from the payment made by the other Party paid to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Receiving Party. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

                  (e) Prohibited Payments. Notwithstanding any other provision of this Agreement, if either Party is prevented from paying any payments by virtue of the Applicable Laws of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which it accrued to the Receiving Party's account in a bank acceptable to the Receiving Party in the country whose currency is involved.

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         Section 4.07. NON-MONETARY CONSIDERATION. In the event Fujisawa, or its
Affiliates or sublicensees []** receives any non-monetary consideration in connection with the sale of Products, the Net Sales of such Product shall be calculated based on the fair market value of such other consideration. In such case, such Party shall disclose the terms of such arrangement to the other Party and the Parties shall endeavor in good faith to agree on such fair market value as promptly as possible.

                                   ARTICLE V

                        COMMERCIALIZATION OF THE PRODUCT

         Section 5.01. FUJISAWA'S OBLIGATIONS.

                  (a) Marketing Efforts. The Parties agree that Fujisawa shall, []**: (i) have the exclusive right, at its cost, to commercialize the Product in the Field in the Territory []** (ii) be solely responsible for the marketing, promotion, sale and distribution of the Product in the Field in the Territory; and (iii) have the sole responsibility and decision making authority over any and all aspects of the marketing, promotion, sale and distribution of the Product, including all marketing plans, marketing strategy, pricing decisions, and the nature and type of marketing materials. Fujisawa agrees to use Commercially Reasonable Efforts to timely promote the sale, marketing, commercialization and distribution of the Product in the Territory. Fujisawa shall promptly advise Atrix of any issues that materially and adversely affect Fujisawa's ability to market the Product in the Territory. In such event, senior executives of Fujisawa and Atrix shall meet and in good faith discuss what actions should be taken in light of such issues.

                  (b) Detail Calls. During the Royalty Term for the United States, Fujisawa agrees to make []** detail calls with respect to the Acne Product to dermatologists as verified by []** as mutually agreed to by the Parties. In the event the Parties are unable to reach agreement, the dispute shall be submitted to the Chief Executive Officers of Atrix and Fujisawa, respectively, or their delegates for joint resolution. If the dispute is not resolved by the Parties' Chief Executive Officers, or their respective delegates, within []** after the submission thereto (such date is referred to as the "5.01 Date"), then the dispute shall be submitted to an independent panel of industry experts experienced in the sales and marketing of pharmaceutical products for its determination as to which entity or system shall be responsible for verifying the number of detail calls made by Fujisawa. Each Party shall select one such expert within []** after the 5.01 Date and the two selected experts shall then select a third expert within five Business Days thereafter. Such independent panel shall make its decision within []** after the date it receives all relevant information from the Parties. The Parties agree to use their Commercially Reasonable Efforts to get all such relevant information to such independent panel as promptly as possible. The decision of such independent panel shall be binding and conclusive upon the Parties. The costs of such independent panel shall be borne equally by the Parties.


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                  (c) Trademarks. If Fujisawa desires that the Product
         subsequently be sold under a different name, or if any Competent Authority requires that Product be sold under a different name, the following provisions shall apply: (i) the different name (the "New Trademark") must be reasonably acceptable to Atrix, (ii) the New Trademark must be legally available to Atrix in each jurisdiction where the New Trademark is sought; (iii) the New Trademark must be acceptable to the Competent Authority in each jurisdiction in which a change is being sought; (iv) all costs (including reasonable attorneys' fees) for obtaining any change to a Marketing Authorization and for obtaining the right to use the New Trademark in each jurisdiction will be paid by (A) Fujisawa, if Fujisawa requested the New Trademark, and (B) []** by Fujisawa and []** by Atrix, if a Competent Authority required the New Trademark; and (v) any New Trademarks obtained or authorized shall be owned by and be the sole property of []**

                  (d) Packaging. Packaging and Labeling of the Product, the Units and the Professional Samples shall comply with the Specifications and Applicable Laws in the countries in the Territory where such Product is to be distributed for sale. Atrix, in consultation with Fujisawa, shall be responsible for assuring that such Packaging and Labeling conform with all Applicable Laws in the countries in the Territory where such Product is to be distributed for sale. All additional incremental costs resulting from changes to the Specifications for Packaging or Labeling, required to export the Product to countries in the Territory on a country-by-country basis under Applicable Laws shall be borne by Fujisawa. Once the primary stability studies to support an NDA have been initiated, all costs and expenses related to or arising from any changes to the Specifications for Packaging or Labeling made at the request of Fujisawa or the JDMC shall be solely borne by Fujisawa. Once the Product has been launched in a given country, all costs and expenses related to or arising from any changes in the Packaging or Labeling (in accordance with Section 7.03) made at the request of Fujisawa or the JDMC shall be solely borne by Fujisawa.

                  (e) Annual Marketing Update. []** following receipt of an Approval Letter from the FDA or an equivalent letter from a Competent Authority for the Product, Fujisawa shall provide Atrix on a []** basis during the Term (every February 1 and August 1) with reports describing all of Fujisawa's material marketing efforts with respect to the Products []** during the immediately preceding []** period and forecasts and plans for such efforts for the immediately following []** period. Such reports will be provided to Atrix commencing 90 days after the first Approval Letter with the next such report to be provided on the []** deadline next following the initial report (provided that if this would result in the second report being provided within less than []** Fujisawa may deliver the second report at the next applicable deadline). The Parties shall meet once annually to review all such reports.

                  (f) Inventory Reports. Fujisawa shall supply to Atrix quarterly, an inventory report of the finished Product. Such reports shall include without limitation description, quantity of units on hand, lead time for ordering, and minimum order quantity.


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                                   ARTICLE VI

                             MANUFACTURE AND SUPPLY

         Section 6.01. AGREEMENT TO SUPPLY PRODUCT. Subject to the terms and conditions of this Agreement, Fujisawa agrees to purchase Product exclusively from Atrix, and Atrix agrees to exclusively Manufacture or cause to be Manufactured for, and sell exclusively to Fujisawa on a country-by-country and Product-by-Product basis during the Royalty Term, Fujisawa's total requirements for the Product and the Professional Samples in each such country in the Territory. Thereafter for the remainder of the Term, Atrix agrees to Manufacture for and sell to Fujisawa, on a non-exclusive basis, Fujisawa's total requirement of the Product and Professional Samples in each such country in the Territory on the terms and conditions set forth herein. Atrix may subcontract any part of the Manufacturing Process for the Product and the Professional Samples to Third Parties provided the Product, the Professional Samples and the facilities of any such Third Parties continue to meet the terms and conditions of this Agreement, []** shall be []** with respect to []** then []** shall be []** provided, however, that []** Atrix will bear any and all costs in connection with any such subcontracting and Fujisawa shall not have to pay any costs or expenses in connection with any such subcontracting, []** If Atrix subcontracts any part of the Manufacturing Process or causes the Product to be Manufactured by a Third Party, Atrix shall cause such Third Parties to comply with the terms and conditions of this Agreement.

         Section 6.02. MANUFACTURING SPECIFICATIONS AND SHELF LIFE.

                  (a) Manufacturing. Atrix shall Manufacture the Product in accordance with the Specifications, Applicable Laws and Governmental Approvals. The Parties may mutually agree to alter the Specifications from time to time by written agreement without the necessity of amending this Agreement.

                  (b) Shelf Life. The Acne Product when Manufactured shall have an expiration date of not less than []** With respect to Product, other than the Acne Product, the required shelf life shall be mutually determined by the Parties. Unless otherwise agreed to by Fujisawa in writing, the Product Manufactured by Atrix (or Atrix's selected subcontractor or Second Source) shall have a remaining shelf life, measured as of the date of delivery of finished goods inventory at least equal to the shelf life set forth in the applicable Specifications minus two months; provided, however, such remaining shelf life requirement shall not apply if the Product does not meet the Specifications for the release of such Product and Atrix needs to perform additional Testing, which additional Testing shall not exceed two months, unless otherwise mutually agreed to by the Parties.

                  (c) Change to Specifications. If a Competent Authority requires any change to the Specifications or Atrix's quality assurance procedures that would render Atrix unable to supply the Product or Professional Samples in accordance with the terms of this Agreement, Atrix shall promptly (but in no event more than five Business Days after receipt of notice whether verbal or written) notify Fujisawa in writing of any changes required. Any such notice to Fujisawa shall be accompanied by any relevant supporting

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         documentation and copies of reports, communications and correspondence from or to any such Competent Authority. The Parties agree to develop and execute an appropriate action plan in such situation. Any additional costs or expenses in connection with a required change (i) to Atrix's quality assurance procedures, shall be borne []** and (ii) to the Specifications for Packaging or Labeling, shall be borne []** Any other changes to Specifications not required by a Competent Authority shall be mutually agreed to by the Parties and any costs in connection with any such change shall be borne []**

         Section 6.03. ATRIX'S DUTIES. Atrix agrees to furnish to Fujisawa with each Shipment the following: (i) a written fully executed Certificate of Compliance that confirms conformity of the Product and the Professional Samples to the Specifications and (ii) a Packaging List. Fujisawa shall analyze each Shipment promptly upon receipt in accordance with Section 8.02. In addition, Atrix shall:

                  (a) provide Fujisawa with copies of the written sampling and Testing procedures used by Atrix to assure that the Product and the Professional Samples conform to the Specifications;

                  (b) retain a sample of each batch of Product and the Professional Samples, including stability samples, for the period required by Applicable Laws. Upon the request of Fujisawa, Atrix shall make such samples available to Fujisawa for inspection. The retained sample shall be sufficient in size to allow Fujisawa to perform Testing to determine whether the Product and the Professional Samples meet the Specifications. Atrix shall store the retained sample in accordance with the Specifications and Applicable Laws [];**

                  (c) maintain Books and Records to ensure Atrix's ability to perform a complete lot history via lot tracing of the Product and the Professional Samples;

                  (d) keep on file all Books and Records pertaining to the Manufacture of each batch of Product and the Professional Samples for the period required by Applicable Laws. Atrix shall []** Atrix shall, []** in accordance with Applicable Laws. Atrix shall []**

                  (e) []** in accordance with the terms and conditions of this Agreement. []** shall []** Atrix shall []**

                  (f) provide Fujisawa with notice within 72 hours of Atrix's receipt of a regulatory letter or notification of any inspection or audit by any Competent Authority of (i) Atrix's facilities used to Manufacture and/or Ship the Product, Raw Materials and Components, Bulk Drug and/or Professional Samples, (ii) or Books and Records related thereto, (or of the facilities or Books and Records of any Second Source or any subcontractor being utilized by Atrix to Manufacture and/or Ship all or any portion of the Product, Raw Materials and Components, Bulk Drug and/or the Professional Samples). Atrix shall inform such Competent Authority that Fujisawa may desire to be present at such inspection or audit; provided that Fujisawa's right to be present is subject to approval by such Competent Authority and subject to Fujisawa being available at the time and date

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         established by such Competent Authority. Atrix shall use Commercially
         Reasonable Efforts to secure a time and date for such inspection that is reasonably acceptable to Fujisawa and shall consult with Fujisawa in regard thereto; and provided further that Atrix alone shall have the right to make the final decision on all such matters with respect to any such inspection or audit. Atrix shall []** and []** in connection with []** The Parties will notify and cooperate with each other with respect to any inspection or request for information from any Competent Authority and any other interactions with any Competent Authority. []** Atrix shall deliver to Fujisawa copies of any and all inspection reports, notices, claims, sanitation audits or any other audits by any Competent Authority affecting or relating to the Product, Bulk Drug, Raw Materials and Components, Professional Samples and Atrix's facilities and any other facilities where any of the foregoing is Manufactured, Shipped or otherwise handled (including without limitation the Second Source and any such subcontractor).

                  (g) maintain, at its sole cost and expense, any and all licenses, permits and consents (including without limitation, facility licenses and permits required by Applicable Laws or by the Competent Authorities) necessary and/or required for Atrix to Manufacture and Ship (except for those licenses required to be obtained by Fujisawa under Section 9.05(a)) the Product and/or Professional Samples and otherwise perform its obligations under this Agreement.

                  (h) []** the Product []** Atrix shall []** the Product.

                  (i) Atrix shall []** the Product.

                  (J) []** Atrix will []** Atrix shall []** Atrix shall []** under this Agreement, to the extent allowed by Applicable Laws. Atrix will []** Atrix shall []**

         Section 6.04. SECOND MANUFACTURING SOURCE. Atrix shall validate, qualify and obtain all Governmental Approvals for a Third Party as a second source (the "Second Source") to Manufacture and Ship the Product and/or Professional Samples for sale in the Territory in accordance with the terms and conditions of this Agreement, []** which []** shall []** and SHALL not []**and []** then Fujisawa shall []** The Parties acknowledge and agree if Fujisawa []** then []** No later than []** after the date of the Approval Letter for each Product from the FDA or equivalent letter from any other Competent Authority, Atrix shall file a supplement or variation to the Marketing Authorization for each Product in the Territory with the Competent Authorities to request approval by such Competent Authorities for such Second Source to Manufacture each such Product and Professional Samples for sale or use in the Territory. After such filing, Atrix shall use Commercially Reasonable Efforts to obtain final approval by the Competent Authorities for such Second Source to Manufacture each such Product and Professional Samples including modifying the variation to the Marketing Authorization if required by a Competent Authority. Fujisawa and Atrix shall mutually agree on a budget and the costs and expenses required to validate and qualify and obtain all Government Approvals for any Second Source. Fujisawa shall reimburse Atrix for []** of such costs and expenses incurred by Atrix promptly

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upon receipt of a reasonably detailed invoice setting forth such costs and expenses that are in accordance with such mutually agreed budget. Atrix shall cause the Second Source to comply with the terms and conditions of this Agreement relating to the Manufacture and Shipment of the Product and/or the Professional Samples.

         Section 6.05. FAILURE TO SUPPLY.

                  (a) Atrix shall immediately notify Fujisawa if Atrix is unable to fill any Purchase Order placed by Fujisawa pursuant to Section 7.07 for any reason, including Force Majeure or non-conforming Product, and advise Fujisawa of the revised delivery date. Fujisawa shall then have the option of terminating any such Purchase Order without obligation of payment or of accepting the revised delivery date. []** and []** Atrix shall, []** and []** provided, however, []** under this Section 6.05(a) []**

                  (b) Notwithstanding the foregoing, Atrix shall not be deemed to be unable to fill any Purchase Order placed by Fujisawa if Atrix's inability to fill any Purchase Order is due to such Purchase Order being []** In such event, the portion of any such Purchase Order for such Product which Atrix cannot Manufacture as provided in this Section 6.05(b) shall be supplied by the Second Source and []** shall pay the cost of the Product charged by the Second Source (including any incremental costs which result by reason of the use of the Second Source under this Section 6.05(b)), provided that Atrix has first notified Fujisawa of the cost of such Product and []** thereof. Atrix shall use Commercially Reasonable Efforts to limit any such agreement to as short of period of time as commercially reasonable after giving effect to the period of time Atrix believes it can again Manufacture the quantity of Product requested by Fujisawa.

         Section 6.06. ALLOCATION. If Atrix exercises its rights to []** and if Atrix is unable to supply all of the requirements of the Product and/or Professional Samples, and quantities ordered by Fujisawa in accordance with
Section 7.07, then Atrix shall allocate the resources available to it so that Fujisawa receives at least its proportional share of available supplies as determined based on the Rolling Forecast (taking into consideration past sales and sales performance against forecast) of Fujisawa and the rolling forecast of Atrix. Upon []** Atrix shall []** and Fujisawa shall []** provided that []**

                                  ARTICLE VII

                                PURCHASE AND SALE

Section 7.01. PURCHASE PRICE AND PAYMENT. Atrix shall sell, and Fujisawa shall purchase during each calendar year, each Product at a price equal to the Atrix Billing Price/Unit. Atrix shall invoice Fujisawa with each Shipment and payment shall be due []** days from the receipt of each invoice provided that if payment is not received by Atrix within such []** day period then Atrix shall []** Fujisawa shall []** shall not []** which is []** Further, Fujisawa shall []** shall be []** by the Parties []** provided, however, if []** of the Parties []** then []** If []** is not []** then Atrix


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shall be entitled []** In no event will []** unless otherwise agreed in writing by the Parties. Further, Fujisawa may []** Atrix shall []**

         Section 7.02. ADJUSTMENT TO PURCHASE PRICE/AUDIT.

                  (a) Within 60 days following the end of each calendar year during the Term, Atrix shall calculate, on a Product-by-Product basis, the Atrix Final Price/Unit for the preceding calendar year and complete an adjusting invoice on a Product-by-Product basis adjusting the prior calendar year's Atrix Billing Price/Unit to the Atrix Final Price/Unit. (See Exhibits D and E for a further explanation).

                  (b) In addition to the adjustment of the Atrix Billing Price/Unit to the Atrix Final Price/Unit as set forth in Section 7.02(a), in the event the preceding calendar year's Atrix Final Price/Unit is less than the prior calendar year's Atrix Final Price/Unit, Atrix shall be entitled to []** of such reduction applied to the preceding calendar year's purchases in determining the amount payable by or payable to Fujisawa in the adjusting invoice. Such information shall accompany the adjusting invoice and calculated on a Product-by-Product basis. []**

         Section 7.03. LABELING AND ARTWORK.

                  (a) After execution of this Agreement, both Parties will approve all Labeling and any proposed Labeling change. Fujisawa shall have the right to review and comment upon any Labeling and proposed changes to the Labeling and to participate in any discussions or communications with the Competent Authorities concerning any Labeling or proposed Labeling change. []** the Parties shall []** Atrix shall make the final decision with regard to any Labeling or proposed Labeling changes. []** and otherwise in accordance with generally accepted practices in the pharmaceutical industry. Fujisawa shall []** and shall []**

                  (b) Both Parties will approve all artwork developed for inclusion in the Product Packaging, which approval will not be unreasonably withheld, conditioned or delayed by either Party. If Fujisawa wishes to institute changes in the artwork both Parties will develop a mutually acceptable implementation schedule. The actual cost of implementing such change will be at []**, including any materials made obsolete by Fujisawa's changes to the artwork. Neither Party shall alter, change or in any way modify the artwork, that has previously been approved, for any reason, without prior written authorization from the other Party, which approval will not be unreasonably withheld, conditioned or delayed, and provided that such approved artwork shall conform to all Applicable Laws and Governmental Approvals.

         Section 7.04. PURCHASE FORMS. Purchase orders, purchase order releases, confirmations, acceptances and similar documents submitted by a Party in conducting the activities contemplated under this Agreement are for administrative purposes only and shall not add to or

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modify the terms of the Agreement. To the extent of any conflict or inconsistency between this Agreement and any such document, the terms of this Agreement shall govern.

         Section 7.05. CONFIRMATION. Atrix shall confirm each Purchase Order within []** Business Days from the date of receipt of a Purchase Order and shall supply the Product and/or Professional Samples within a maximum of []** days from the date of acceptance of a Purchase Order, or later if so specified in any such Purchase Order. Failure of Atrix to confirm any Purchase Order shall not relieve Atrix of its obligation to supply Product and/or Professional Samples ordered by Fujisawa in conformity with this Agreement. []** Atrix shall []**

         Section 7.06. DELIVERY. Delivery terms for Product and Professional Samples shall be []** Atrix shall ship Product and Professional Samples in accordance with Fujisawa's Purchase Order form or as otherwise directed by Fujisawa in writing. Title to any Product or Professional Samples purchased by Fujisawa shall pass to Fujisawa upon the earlier of (a) a common carrier accepting possession or control of such Product or Professional Samples, as applicable, or (b) passage of such Product or Professional Samples, as applicable, from the loading dock of Atrix's facilities or the loading dock of the Second Source's facilities, as applicable, to Fujisawa or its agent.

         Section 7.07. FORECASTS AND ORDERS.

                  (a) Within []** Fujisawa will provide Atrix with a 12 month forecast of Fujisawa's requirement of each Product, on a Product-by-Product basis, including Professional Samples, and on a country-by-country basis (the "Initial Forecast"). This Initial Forecast will be based on standard production planning parameters, including sales forecasts, sales demand forecasts, promotional forecasts, Launch Quantities and inventory requirements. Atrix acknowledges that such quantities are estimates only.

                  (b) Within []** after the date Fujisawa receives notice from Atrix that Atrix has received an Approval Letter from the FDA (or equivalent Governmental Approval from any other Competent Authority) for a Product, and []** to the beginning of each month thereafter, Fujisawa shall update and provide to Atrix a rolling forecast ("Rolling Forecast"), showing Fujisawa's estimated requirements for the Product and/or Professional Samples as of the start of the following month. The Rolling Forecast is to be set up by month and shall include the next 12 months of which []** shall be a binding forecast reflected by a Purchase Order. Each month, a new month shall be added and the previous month deleted from the Rolling Forecast, and months []** of the prior months Rolling Forecast []** may be revised. The Parties acknowledge and agree that the Rolling Forecast is an estimate only and not binding on the Parties, except for the first []** covered by the Purchase Order and provided that the second []** will be allowed to be flexed from the previous forecast by plus or minus []** until fixed by the subsequent forecast, unless otherwise agreed to by Atrix; provided that the aggregate adjustment from the quantity set forth in the previous forecast for such []** period shall not exceed []** in the aggregate during that []** period (the "Allowable Amount"). For example, if

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         Fujisawa's forecast []** was for []** and its forecast for []** was for
         []** the maximum number []** would be []** The Allowable Amount and the binding obligations of Fujisawa under the Rolling Forecast shall not apply with respect to the initial stock-up Purchase Orders made by Fujisawa with respect to a Product and/or Professional Samples.

                  (c) Fujisawa shall place with Atrix a firm purchase order (the "Purchase Order") each month based upon manufacturing yields for sufficient quantities of the Product and/or Professional Samples to equal the estimated demand for the Product and/or Professional Samples and consistent with the Rolling Forecast. The Purchase Order shall specify quantities of Product and/or Professional Samples and such other reasonable and customary instructions that Fujisawa may include, including delivery instructions. Atrix shall use Commercially Reasonable Efforts to fill completely any Purchase Orders placed by Fujisawa.

                  (d) All Product and/or Professional Samples shall be Shipped in accordance with the instructions included in the applicable Purchase Order. Shipments shall be routed by Atrix in accordance with the applicable Purchase Order, this Agreement or as otherwise directed by Fujisawa in writing.

                  (e) It is understood that Atrix []** will produce Product or Professional Sample upon receipt of that portion of the Rolling Forecast reflected by a Purchase Order.

                  (f) Fujisawa agrees to use its Commercially Reasonable Efforts to purchase a sufficient amount of Product and/or Professional Samples to enable Fujisawa to carry sufficient inventory to allow for reasonably anticipated fluctuations in sales demand so as to allow Atrix reasonable lead time to meet increased demand. Atrix will use Commercially Reasonable Efforts to meet any increase in demand in excess of the Allowable Amount, []** The Initial Forecast and all Rolling Forecasts will be made by Fujisawa to Atrix in good faith. From time to time after the Effective Date, the Parties shall consider whether, in light of market demand, manufacturing capacity, inventory levels and other pertinent factors, to revise the schedule for delivery of forecasts and, if appropriate, negotiate in good faith to revise such schedule.

                  (g) []** in accordance with generally accepted practices in the pharmaceutical industry []** agreed to by the Parties []** The Parties may []** Each Party shall []**

         Section 7.08. PROFESSIONAL SAMPLES. Within []** after the Effective Date, Fujisawa shall provide Atrix with the amount of the Product, in grams, to be contained in each Professional Sample. Pursuant to the provisions of Section
7.07 above, and provided Fujisawa retains a license pursuant to Sections 3.02 and 3.03 in the specific country in the Territory where the Professional Samples are to be used, Atrix shall supply to Fujisawa such quantities of Professional Samples as Fujisawa may reasonably request to be used solely for promotional purposes (and not for sale). []** shall be []** Fujisawa shall not use the Professional Samples for any purpose other than as set forth in this Section 7.08.

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                                  ARTICLE VIII

                       WARRANTY, REJECTION AND INSPECTIONS

         Section 8.01. PRODUCT WARRANTIES. Atrix represents, warrants and/or covenants to Fujisawa that the Products and Professional Samples Manufactured and/or Shipped pursuant to this Agreement by Atrix or a Second Source shall comply with the Specifications, Governmental Approvals and Applicable Laws (including compliance with Applicable Laws related to adulterated or misbranded Products) and conform to the Certificate of Compliance for each such Product and Atrix shall otherwise perform its obligations under this Agreement in compliance with the Specifications, Governmental Approvals and Applicable Laws.

         EXCEPT AS OTHERWISE SET FORTH HEREIN, ATRIX MAKES NO OTHER WARRANTIES OF ANY OTHER KIND, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE PRODUCT AND PROFESSIONAL SAMPLES FOR ANY PURPOSE, AND ATRIX EXPRESSLY DISCLAIMS ANY SUCH OTHER WARRANTIES WITH RESPECT TO THE PRODUCT AND PROFESSIONAL SAMPLES, EITHER EXPRESSED OR IMPLIED.

         Section 8.02. REJECTION OF PRODUCT OR PROFESSIONAL SAMPLES FOR FAILURE TO CONFORM TO SPECIFICATIONS. Fujisawa shall have 45 days after the receipt of any Shipment to determine conformity of the Shipment to the Specifications, Governmental Approvals and Applicable Laws, except for hidden defects. A "hidden defect" shall mean a defect in the Product not discovered by Fujisawa during its Testing of the Product and/or Professional Samples in accordance with generally accepted practices in the pharmaceutical industry and which would not be a defect reasonably expected to be discovered in accordance with such Testing. If Testing of such Shipment shows a failure of the Shipment to meet the Specifications, Governmental Approvals and Applicable Laws, Fujisawa may return the entire Shipment, or any portion thereof, to Atrix at Atrix's expense within a reasonable time following the above described Testing, provided that notice of non-conformity is received by Atrix from Fujisawa within 45 days of Fujisawa's receipt of said Shipment. Fujisawa shall have the right to request that Atrix provide to Fujisawa, within 30 days after such notice is received by Atrix, Product and/or Professional Samples that meet the Specifications, Governmental Approvals and Applicable Laws or to promptly provide Fujisawa with full credit for the Atrix Billing Price/Unit or the Atrix Final Price/Unit, as applicable, paid by Fujisawa for the returned Product and/or Professional Samples. In case of a hidden defect, Fujisawa shall have the right to request that Atrix provide to Fujisawa, within 30 days after a notice concerning a hidden defect is received by Atrix, Product and/or Professional Samples that meets the Specifications, Governmental Approvals and Applicable Laws or to promptly provide Fujisawa with full credit for the Atrix Billing Price/Unit or the Atrix Final Price/Unit, as applicable, paid by Fujisawa for the returned Product and/or Professional Samples. In either case, the cost of freight and handling to return or replace any such Product and/or Professional Samples shall be at the expense of Atrix. If Fujisawa does not notify Atrix of the non-conformity of the Product or Professional Samples within 45 days of receipt of said Shipment, the Product or Professional Samples shall be deemed to meet the Specifications, Governmental Approvals and Applicable Laws, except for hidden defects. Notwithstanding anything in this Agreement to the contrary, the Parties may agree to a return of the Product or Professional Samples or an adjustment in the Atrix Billing Price/Unit or



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


the Atrix Final Price/Unit, as applicable, in the event of any failure or defect in the Product or Professional Samples. Should there be a discrepancy between Fujisawa's Test results and the results of Testing performed by Atrix to determine whether any such Product and/or Professional Samples is non-conforming, such discrepancies shall be finally resolved by Testing performed by an independent Third Party mutually agreed upon by Fujisawa and Atrix. The costs of such Testing shall be borne by the Party against whom the discrepancy is resolved. In the event Product and/or Professional Samples have been previously returned to Atrix and an independent Third Party determines that the Product or Professional Samples meet the Specifications, Governmental Approvals and Applicable Laws, Fujisawa shall be responsible for all costs of freight and handling for such return. The determination of such Third Party shall be binding and conclusive on the Parties.

         Section 8.03. FUJISAWA INSPECTIONS. Atrix shall upon reasonable (but not less than 10 days) prior written notice by Fujisawa ("Inspection Notice") and during normal business hours, allow Fujisawa []** to inspect and audit Atrix's facilities (and any approved subcontractor or Second Source, as applicable) used to develop, Manufacture and/or Ship the Product and/or the Professional Samples and any Books and Records directly related to the Manufacture of the Product or otherwise necessary for Fujisawa to conduct a cGMP audit of Atrix's facilities (and any approved subcontractor or Second Source, as applicable) used to Manufacture the Product (excluding financial information, which may only be reviewed by Fujisawa's independent public accountants in accordance with Section 15.04), no more than twice annually, to confirm that the Manufacturing Process, Atrix's facilities (and any approved subcontractor or Second Source as applicable) and the equipment, personnel and operating and Testing procedures used by Atrix (and any subcontractor or Second Source as applicable) in the Manufacturing Process are in compliance with the Specifications, Applicable Laws and Governmental Approvals; provided that such inspections do not interfere with Atrix's (and any approved subcontractor or Second Source as applicable) normal operations or cause Atrix to violate or, subject to Section 15.09, be in breach of any confidentiality agreements with Third Parties. If any of the Manufacturing Process is conducted by a subcontractor approved in accordance with Section 6.01 or by the Second Source, then Atrix shall cause any such subcontractor or Second Source to comply with the terms and conditions of this Section 8.03 and Atrix, at its sole cost and expense, may have a representative(s) accompany Fujisawa's representative(s) on any such inspection or audit. Notwithstanding anything to the contrary contained in this Agreement, []** (i) Atrix []** or (ii) of any []** In the event of any of the foregoing events, []** shall []** provided that []** If []** Atrix,


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[]** shall []** Atrix shall []** If the Parties []** the Parties shall []**
shall be []** and []** shall be []**

                                   ARTICLE IX

                              REGULATORY COMPLIANCE

         Section 9.01. MAINTENANCE OF MARKETING AUTHORIZATIONS. Atrix will own all Marketing Authorizations for each country in the Territory. Atrix agrees, []** to maintain the Marketing Authorizations including obtaining any variations or renewals thereof, []** Each Party agrees that neither it nor its Affiliates will do anything to adversely affect a Marketing Authorization.

         Section 9.02. ADVERSE DRUG EVENT REPORTING AND PHASE IV SURVEILLANCE.

                  (a) Each Party, including its permitted sublicensees, shall advise the other Party, by telephone or facsimile, immediately but in no event later than 72 hours after a Party, its Affiliates or sublicensees, becomes aware of any potentially serious or unexpected adverse event (including adverse drug experiences or events, as defined in Applicable Laws) (an "ADE") involving the Product or the Professional Samples. Such advising Party shall provide the other Party with a written report delivered by confirmed facsimile of any ADE, stating the full facts known to such Party, including customer name, address, telephone number, batch, lot and serial numbers, and other information as required by Applicable Laws. For so long as Fujisawa has an exclusive license to market, promote and sell the Product in any country in the Territory for use in the Field, Fujisawa shall have full responsibility for (i) monitoring such ADEs; and (ii) data collection activities that occur between Fujisawa and the patient or medical professional, as appropriate, including any follow-up inquiries which Fujisawa deems necessary or appropriate. Atrix will be responsible for meeting the requirements of the Competent Authorities including the submission of ADE individual reports and periodic reports.

                  If Atrix exercises its right to co-market the Product as set forth in Section 12.01 then upon the occurrence of an ADE the Parties shall promptly meet, in person or by telephone, as appropriate, to discuss and determine how to mutually handle and resolve any issues relating to or arising from any such ADE.

                  (b) In the event either Party requires information regarding ADEs with respect to reports required to be filed by it in order to comply with Applicable Laws, including obligations to report ADEs to the Competent Authorities, each Party agrees to provide such information to the other, []** in sufficient time to enable each Party to report such ADEs to the Competent Authorities in accordance with Applicable Laws. []** agrees to provide []** with []**

                  (c) Subject to the last paragraph of Section 9.02(a), the Parties agree to follow Fujisawa's standard operating procedure for reporting and identifying ADEs (the "SOP"), a copy of which will be provided by Fujisawa to Atrix 12 months prior to the date of submission of an NDA. In the event the SOP is modified or amended during the Term,

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         Fujisawa shall provide Atrix with copies of any such modification or amendment to the SOP prior to amending or modifying the same. Atrix shall also timely provide Fujisawa with copies of any and all ADE reports for any Atrix New Indication in accordance with the terms and conditions of this Agreement. Fujisawa shall designate a qualified person under Applicable Laws to be responsible for ADE reporting in each country in the Territory.

                  (d) If the report of an ADE causes a Competent Authority to request a Labeling revision and/or any other corrective action, or if either Party believes it is necessary to conduct a Phase IV surveillance program as a result of an ADE, then the Parties shall determine all of the material terms and conditions of such Labeling revision, corrective action or Phase IV surveillance program in consultation with the applicable Competent Authority. The Parties will cooperate with one another with respect to any of the foregoing. The costs of such Labeling revision, corrective action or Phase IV surveillance program shall be borne []** In the event the Parties do not mutually agree on any such Labeling revision, corrective action or surveillance program, such disagreement shall be resolved in the manner set forth in Section 7.03(a). Fujisawa agrees that should Applicable Laws require that any such interim data and results from such Phase IV surveillance programs be prepared in written form, Fujisawa shall comply with such requirements and provide all such information in writing to Atrix and the Competent Authorities in accordance with Applicable Laws. Fujisawa further agrees that Atrix shall have the right to incorporate, refer to and cross-reference the results and underlying data from any such Phase IV surveillance program in any regulatory filing or any other filing or requirement Atrix is required to undertake with respect to such ADE. Atrix, in consultation with Fujisawa, shall submit or file any necessary documentation, reports or forms to the Competent Authority.

         Section 9.03. COMMERCIAL SALE TESTING AND REPORTING. If, after the date of First Commercial Sale in any country in the Territory, a Competent Authority requires (a) additional testing, modification or communication related to the Product or (b) Atrix to conduct a Phase IV study as a condition to receiving a Marketing Authorization, then the JDMC shall design and Atrix shall implement any such testing, modification or communication for the Product and the costs shall be borne []**

         Section 9.04. ASSISTANCE. Each Party shall provide reasonable assistance to the other at the other's request, in connection with their obligations pursuant to this Article IX, subject to reimbursement of all of its reasonable out-of-pocket costs by the requesting Party.

         Section 9.05. COMPLIANCE. Subject to the other terms and conditions of this Agreement, the Parties agree to the following general compliance provisions:

                  (a) Except for the maintenance of the Marketing Authorizations and other requirements of a Competent Authority as the holder of the Marketing Authorizations, Fujisawa shall be responsible for compliance in all material respects with Applicable Laws and the Government Approvals relating to the storage, promotion, marketing, sale,

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         advertising and distribution of the Products and Units and distribution of the Professional Samples, as applicable, including obtaining and holding all necessary permits, tariffs, licenses and any other requirements relating to the import, export, sale and distribution of the Products and Professional Samples. Fujisawa shall be entitled to submit to the Competent Authorities Promotional Materials as required by Applicable Laws (and prior to any such submission, provide a copy of such Promotional Materials to Atrix) []** Atrix further agrees that []** Atrix shall []** shall be []** Atrix shall be entitled to attend any and all meetings with the Competent Authorities related to such Promotional Materials; provided that Atrix's right to be present is subject to approval by such Competent Authority and subject to Atrix being available at the time and date established by such Competent Authority. Fujisawa shall use Commercially Reasonable Efforts to secure a time and date for such meeting that is reasonably acceptable to Atrix; and provided further that Fujisawa alone shall have the right to make the final decision on all such matters. Fujisawa shall provide Atrix with copies of the Promotional Materials []** shall make []**

                  (b) Atrix shall be responsible for compliance in all material respects with Applicable Laws and Government Approvals relating to conducting clinical trials to be conducted by Atrix, development of the Product in accordance with the Development Program adopted by the JDMC, the Manufacture of the Products, Units and the Professional Samples, as applicable, and with cGMP relating to the Manufacture of the Products, the Professional Samples, Bulk Drugs and Raw Materials and Components, as applicable, for sale or use in the Territory.

                  (c) If Atrix []**, then Atrix shall be []**

                  (d) Fujisawa and Atrix shall comply in all material respects with all Applicable Laws within the Territory, including the provision of information by Fujisawa and Atrix to each other necessary for Atrix and Fujisawa to comply with any applicable reporting requirements and Governmental Approvals. During the Term, each Party agrees to execute and deliver to the other Party any certifications that may be required by Applicable Laws, including any debarment certification.

                  (e) Each Party shall promptly notify the other Party of any written notices received from, or inspections by, the FDA, or other Competent Authority, which materially impact the Product or the Manufacture of the Product or the sales and marketing of the Product, and shall promptly inform the other Party of any responses to such written notices or inspections and the resolution of any issue raised by the FDA or other Competent Authority.

         Section 9.06. GENERAL REGULATORY MATTERS. Fujisawa shall be entitled []** including without limitation []** provided that []** Atrix shall use Commercially Reasonable Efforts []** that is []** and shall []** and provided further that []** Atrix shall make all reasonable efforts to provide Fujisawa copies of any materials relating to any regulatory matter prior to their

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presentation to the FDA or any other Competent Authority, so that Fujisawa shall have an opportunity to review and comment thereon and Atrix shall []** Notwithstanding the foregoing and in addition to Fujisawa's rights set forth in this Section 9.06, in the event any []** the Parties agree that []** Atrix agrees that []** Any interaction with the FDA needs to be promptly documented and a copy sent to the other Party within three business days.

                                   ARTICLE X

                             PATENTS AND TRADEMARKS

         Section 10.01. MAINTENANCE OF PATENTS OR MARKS. Atrix shall, at Atrix's expense, maintain and protect the Atrix Patent Rights and the Atrix Marks in all countries in the Territory in which Fujisawa markets the Product; provided however, that upon written request by Atrix, Fujisawa shall, at no cost or expense to Fujisawa, provide such assistance as may be necessary to enable Atrix to comply with the administrative formalities necessary to maintain any Atrix Patent Rights or the Atrix Marks. In the event Atrix intends to abandon the prosecution or maintenance of all or any part of Atrix Patent Rights or the Atrix Marks, Atrix shall notify Fujisawa no later than 120 days prior to the date it intends to abandon the prosecution or maintenance, as applicable, of any such Atrix Patent Rights or Atrix Marks. Fujisawa shall notify Atrix within such 120 day period that Fujisawa wishes to assume the responsibility for prosecuting and maintaining such Atrix Patent Rights or Atrix Marks, as applicable, whereupon Atrix shall permit Fujisawa, at Fujisawa's expense, to take over such prosecution and/or maintenance, as applicable and Atrix shall cooperate in any such transfer of responsibilities. []** Atrix shall have []** with respect to []** and Fujisawa shall have []**

         Section 10.02. COOPERATION. Fujisawa shall make available to Atrix or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable Atrix to file, prosecute and maintain patent applications for the Products for a reasonable period of time sufficient for Atrix to obtain the assistance it needs from such personnel. Atrix shall reimburse Fujisawa for its reasonable expenses incurred in making its attorneys, agents, representatives or consultants available as well as any reasonable out of pocket expenses incurred by Fujisawa in making any of its employees available.

         Section 10.03. ATRIX TO PROSECUTE INFRINGEMENT. During the Term, each Party shall give prompt notice to the other of any Third Party act which may infringe the Atrix Patent Rights and shall cooperate with each other to terminate such infringement without litigation. Atrix shall, at its sole cost and expense, prosecute the judicial or administrative proceedings against such Third Party infringement. Fujisawa shall provide such assistance and cooperation to Atrix as may be necessary to successfully prosecute any action against Third Party infringement, at Atrix's expense, and may deduct all costs and expenses thereof from any amounts payable to Atrix under this Agreement. Atrix may settle any such claim so long as the terms of such settlement do not impair Fujisawa's rights hereunder, increase the costs to Fujisawa hereunder or Fujisawa's rights in the Atrix Technology for the Product in the Territory or with Fujisawa's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         In the event Atrix fails to institute proceedings and terminate any Third Party infringement of the Atrix Patent Rights within 90 days of the later of: (a) receiving notification

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from Fujisawa of any such infringement or (b) sending notice to Fujisawa of such action, Fujisawa may take (but shall have no obligation to do so) such action as it deems appropriate, including the filing of a lawsuit against such Third
Party. In such event Atrix will provide such assistance and cooperation to Fujisawa as may be necessary, at Fujisawa's cost and expense, and Fujisawa may deduct all costs and expenses in connection with any such actions against any amounts payable to Atrix under this Agreement until such costs and expenses are fully recovered by Fujisawa and retain all amounts awarded in such action. Fujisawa may settle any such claim so long as the terms of such settlement do not impair Atrix's rights hereunder, Atrix's rights in the Atrix Technology, increase the costs to Atrix hereunder or with Atrix's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 10.04. INFRINGEMENT CLAIMED BY THIRD PARTIES. In the event a Third Party commences, or threatens to commence, a judicial or administrative proceeding against a Party to this Agreement and such proceeding claims that the Atrix Technology or the Atrix Marks infringes such Third Party's intellectual property rights, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party. Atrix shall, at its sole cost and expense, defend such claims or proceedings and Fujisawa, at Atrix's cost and expense, shall provide such assistance and cooperation to Atrix as may be necessary to successfully defend any such claim or proceeding. []** may []** in connection with []** under this Agreement []** Atrix may settle any such claim so long as the terms of such settlement do not impair Fujisawa's rights hereunder, Fujisawa's rights in the Atrix Technology for the Product in the Territory, increase the costs to Fujisawa hereunder or with Fujisawa's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. []** shall be []** Notwithstanding the above, to the extent such claim or proceeding relates to or arises from the actions, activities or omissions of Fujisawa other than the use by Fujisawa of the Atrix Technology or the Atrix Marks in accordance with the terms and conditions of this Agreement, then Fujisawa shall defend such claims or proceedings, at Fujisawa's sole cost and expense, and Fujisawa shall indemnify Atrix for any Loss incurred with respect to such claim or proceeding in accordance with Article XIV.

                                   ARTICLE XI

                                 CONFIDENTIALITY

         Section 11.01. CONFIDENTIALITY.

                  (a) During the Term and for a period of []** thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (i) as expressly authorized by this Agreement or with the prior written consent of the other Party, which consent shall not be unreasonably withheld, (ii) as required by Applicable Laws or court order of a court of competent jurisdiction (provided that the disclosing Party shall first notify the other Party to afford the other Party, for a period of 10 Business Days, an opportunity to seek whatever

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         protective relief it deems appropriate, and the disclosing Party shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed) or (iii) to its Affiliates and its employees, agents, consultants and other representatives ("Representatives") to accomplish the purposes of this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement.

                  (b) Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that it and its Affiliates and Representatives do not disclose or make any unauthorized use of the other Party's Confidential Information. Each Party shall be responsible for any breach of this Agreement by its Representatives. Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party's Confidential Information.

         Section 11.02. PUBLICITY REVIEW. The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be mutually agreed upon by the Parties on or before the Effective Date and thereafter each Party shall be entitled to make or publish any public statement consistent with the contents thereof. Thereafter, except as allowed in the preceding sentence, the Parties will jointly discuss and agree, based on the principles of this Section 11.02, on any statement to the public regarding this Agreement or any aspect of this Agreement, and the results of clinical studies conducted hereunder, subject in each case to disclosure otherwise required by Applicable Laws. When a Party elects to make any such statement it will give the other Party at least five Business Days notice to review and comment on such statement. In the event of a public disclosure required by Applicable Law prior to the end of such five Business Day period, the Party required to make such disclosure, if it legally may, shall give the other Party at least two Business Days to review and comment on such disclosure. If a Party was not legally able to give notice under the previous sentence, it will furnish the other Party with a copy of its disclosure as soon as practicable after the making thereof. The terms of this Agreement may also be disclosed to government agencies where required by Applicable Law, including filings required to be made by Applicable Law with the United States Securities and Exchange Commission, national securities exchanges or the Nasdaq Stock Market, with redaction of financial information not otherwise required to be disclosed under Applicable Laws in which event the disclosing Party shall provide in advance of submission a copy of such redactions made to this Agreement.

                                  ARTICLE XII

                                      []**

         Section 12.01. []**

                  (a) []** If Fujisawa should fail to comply with its obligations under []** in each case during any calendar year during the Royalty Term commencing with the first full calendar year after the calendar year in which the First Commercial Sale occurred in such country, then Atrix shall have the right and option, exercisable in its sole discretion, by written notice to that effect delivered by Atrix to Fujisawa within 60 days after such

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         notice to []** Notwithstanding the foregoing, []** shall have []** and shall []** Any such []** shall be []** If Atrix exercises its right to []** in accordance with this Section 12.01(a) the following shall occur, to the extent allowed by Applicable Laws: (i) Fujisawa shall grant Atrix an []** or [],** as the case may be; (ii) []** or [],** as the case may be, and []** or [],** as the case may be; (III) []** and
         (iv) Fujisawa's obligations to Atrix under Sections []** with respect to the Acne Product in the Territory or [],** as the case may be, shall terminate.

                  (b) []** If Atrix elects to exercise []** under Section 12.01(a), Atrix []** such that, []** would have []** Atrix shall []** in accordance with the following []** during the Term.

                                  ARTICLE XIII

                         REPRESENTATIONS AND WARRANTIES

         Section 13.01. CORPORATE POWER. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         Section 13.02. DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         Section 13.03. BINDING OBLIGATION. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor to the best knowledge of each Party violate any Applicable Laws.

         Section 13.04. OWNERSHIP OF ATRIX TECHNOLOGY AND ATRIX MARKS. As of the Effective Date, Atrix represents and warrants that (a) it is the sole owner of all right, title and interest in and to the Atrix Technology and the Atrix Marks, other than the New Trademarks, (b) it has not granted and will not grant after the Effective Date any license under the Atrix Technology and/or the Atrix Marks for any Product in the Territory for use in the Field to any Third Party, []** and is under no obligation to grant any such license, except to Fujisawa, and (c) there are no outstanding liens, encumbrances, agreements or understanding of any kind, either written, oral or implied, regarding either the Atrix Technology or the Atrix Marks which are inconsistent or in conflict with this Agreement.

         Section 13.05. PATENT PROCEEDINGS. Atrix represents and warrants that,
(a) no patent application within the Atrix Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding, (b) to the best of its knowledge, the Atrix Technology and Atrix Marks do not infringe the intellectual property rights of any Third Party; (c) to the best of its knowledge, the practice of the Atrix Patent Rights in the Territory would not infringe any

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intellectual property rights of any Third Party; (d) to the best of its knowledge, there have been no lapse of any claims within the Atrix Patents in the Territory; and (e) as of the Effective Date, Atrix has not received any notices or communications that the development, Manufacture, use, sale, importation or exportation of the Product would infringe any intellectual property rights of any Third Party.

         Section 13.06. ADVERSE PROPERTIES. Atrix represents and warrants that it knows of no adverse effects or other properties that may raise objections from a Competent Authority with respect to the use, effectiveness or merchantability of the Product.

         Section 13.07. PRESERVATION OF NAME AND REPUTATION. During the Term, each of the Parties shall endeavor to preserve the good name and reputation of the other Party and shall conduct itself in a manner as to maintain the good name and reputation of the other Party.

         Section 13.08. DEBARMENT. During the Term, neither of the Parties shall utilize any employee, representative, agent, assistant or associate who has been debarred pursuant to the Act in connection with any of the activities to be carried out under this Agreement. Atrix further represents and warrants that, to the best of its knowledge, none of the entities, laboratories or clinical sites participating in the clinical studies prior to the Effective Date have been debarred.

         Section 13.09. LIMITATION ON WARRANTIES. Except as expressly set forth in this Agreement, nothing herein shall be construed as a representation or warranty by Atrix to Fujisawa that the Atrix Technology is not infringed by any Third Party, or that the practice of such rights does not infringe any published intellectual property rights of any Third Party. Neither Party makes any warranties, express or implied, concerning the success of the Development Program, the success of the marketing and commercialization of the Product or the commercial utility of the Product.

         Section 13.10. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

                                  ARTICLE XIV

                          INDEMNIFICATION AND INSURANCE

         Section 14.01. FUJISAWA INDEMNIFIED BY ATRIX. Atrix shall indemnify, defend and hold Fujisawa, its Affiliates, permitted sublicensees, harmless from and against any third party liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys' fees) (any or all of the foregoing herein referred to as "Loss") insofar as a Loss or actions in respect thereof, occurred subsequent to the Effective Date, arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants, obligations or agreements made by Atrix in this Agreement or any warranty, covenant, or agreement required to be followed by any approved subcontractor or Second Source; (b) the Manufacture and Shipment of any Bulk Drug, Raw Materials and Components, Product and/or Professional Sample that is identifiable as any of the foregoing having been done or completed by or on



                                       40
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behalf of Atrix, any approved subcontractor or the Second Source; (c) any claims that the Atrix Marks, Product (as a result of the use of Atrix Technology therein) or its Manufacture (as a result of the use of the Atrix Technology therein), use, marketing, sale, promotion, distribution, Manufacture, Shipment or sale infringes the patent, trademark or proprietary right or any other intellectual property right of a Third Party; and/or (d) []** Atrix's obligations to indemnify Fujisawa hereunder shall not apply to the extent any such Loss arises out of or is based on the: (i) inactions or actions of Fujisawa, its Affiliates, sublicensees or Representatives for which Fujisawa is obligated to indemnify Atrix under Section 14.02 or (ii) the negligence or wrongdoing of Fujisawa, its Affiliates, sublicensees or Representatives.

         Section 14.02. ATRIX INDEMNIFIED BY FUJISAWA. Fujisawa shall indemnify, defend and hold harmless Atrix from and against any Loss insofar as such Loss or actions in respect thereof occurred subsequent to the Effective Date, and arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants, obligations or agreements made by Fujisawa in this Agreement or any warranty, covenant or agreement required to be followed by any Affiliate or sublicensee of Fujisawa; (b) Fujisawa's use of the Marketing Authorizations in the marketing, sale, distribution or promotion of the Product or the Professional Samples; (c) Fujisawa's, its Affiliates', sublicensees' or agents' use, marketing, sale, distribution, storage or promotion of the Product or the Professional Samples; []** Fujisawa's obligations to indemnify Atrix hereunder shall not apply to the extent any such Loss arises out of or is based on the: (i) inactions or actions of Atrix, its Affiliates, sublicensees, subcontractors, Representatives or Second Source for which Atrix is obligated to indemnify Fujisawa under Section 14.01 or (ii) the negligence or wrongdoing of Atrix, its Affiliates, sublicensees, subcontractors, Representatives or the Second Source.

         Section 14.03. PROMPT NOTICE REQUIRED. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the "Indemnitee") to the persons against whom indemnification may be sought (the "Indemnitor") as soon as reasonably practicable after such Indemnitee becomes aware of such claim. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss, if available, and relevant details thereof. The Indemnitor shall notify Indemnitee no later than 30 days from such notice of its intention to assume the defense of any such claim. Failure of the Indemnitee to notify Indemnitor within such notice period shall not relive Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that the defense of such Third Party claim is prejudiced by such failure.

         Section 14.04. INDEMNITOR MAY SETTLE. The Indemnitor shall, at its expense, have the right to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any action which may be brought in connection with all matters for which indemnification is available. In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its Books and Records and otherwise fully cooperate with the Indemnitor in connection with such action; provided that the Indemnitee shall have the right to fully participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect

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to the responsibility of the Indemnitor with respect to the Loss in question.
The Indemnitor shall have the right to settle or compromise any claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof: (a) provide for the unconditional release of the Indemnitee; (b) require the payment of compensatory monetary damages by Indemnitor only; and
(c) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnitee of any issue, fact, allegation or any other aspect of the claim being settled. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor's expense, and defend, settle or otherwise dispose of such action. With respect to any such action that the Indemnitor shall fail to promptly defend, the Indemnitor shall not thereafter question the liability of the Indemnitor hereunder to the Indemnitee for any Loss (including reasonable counsel fees and other reasonable expenses of defense). If Fujisawa is the Indemnitee in such case, Fujisawa shall be entitled to deduct its reasonable expenses of defending, settling or otherwise disposing of any such action from any monies due to Atrix hereunder.

         Section 14.05. INSURANCE. Each Party shall, at its sole cost and expense, obtain and keep in force during the Term and for a period of not less than []** years after termination, cancellation or expiration of this Agreement the following insurance: (a) general liability insurance, including blanket contractual liability coverage with bodily injury, death and property damage limits of []** per occurrence and []** in the aggregate; (b) clinical studies and product liability insurance with bodily injury death and property damage limits of not less than []** per occurrence and []** in the aggregate; and (c) workers' compensation insurance with limits to satisfy statutory requirements and employers' liability insurance with limits of []** per occurrence, including contractual liability and product liability coverage. Upon execution of this Agreement, and upon the other Party's request thereafter, each Party shall furnish the other with a certificate of insurance signed by an authorized representative of such Party's insurance underwriter evidencing the insurance coverage required by this Agreement and providing for at least 30 days prior written notice to the other Party of any cancellation, termination or reduction of such insurance coverage. Each Party []** under this Agreement []** and []**

                                   ARTICLE XV

                       ADDITIONAL COVENANTS OF THE PARTIES

         Section 15.01. []**

                  (a) Fujisawa hereby covenants and agrees, and shall cause its Affiliates to agree, not to develop, in-license, market, sell, distribute or have marketed, have sold or []**

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         Section 15.02. []**

         []**

         Section 15.03. LIMITATION TO THE TERRITORY. Fujisawa hereby covenants that it will not, without the prior written authorization of Atrix: (a) promote or actively solicit the sale of the Product or advertise the Product, outside of the Territory; (b) purchase or cause to be purchased Product which Fujisawa has represented, directly or indirectly, as being for the purpose of sale in a specific country in the Territory for sale in any other country outside the Territory; (c) contact any of Atrix's suppliers or vendors of the Product, Bulk Drug or Raw Materials and Components for the purpose of causing the Product to be sold outside the Territory; (d) contact the Competent Authorities or other entity about the Product, except as required by Applicable Laws or as may be necessary or appropriate to carry out its obligations hereunder; and (e) knowingly sell or distribute for resale the Product purchased hereunder to a Third Party who intends to sell the Product outside of the Territory.

         Section 15.04. RECORDS AND AUDITS.

                  (a) Each Party shall keep or cause to be kept true, accurate and complete Books and Records as are required to determine, in a manner consistent with accrual method of accounting in accordance with GAAP, any sums or credits due under this Agreement during the Term and for a period of three years thereafter or as otherwise required to comply with Applicable Laws. Without limiting the generality of the foregoing, the Parties agree that such Books and Records shall include without limitation the following:

                           (i) Fujisawa shall keep such Books and Records to
                  permit Atrix to confirm the completeness and accuracy of (A) the information presented in each Royalty Statement and all payments due hereunder; (B) the calculation of A&S only in the event of a royalty reduction under Section 4.02(b); (C) the calculation of Net Sales; (D) the number of Product detail calls made by Fujisawa under Section 5.01(b); and (E) any payments due Atrix under this Agreement. Fujisawa shall []**

                           (ii) Atrix shall keep such Books and Records to
                  permit Fujisawa to confirm the completeness and accuracy of
                  (A) Development Costs; (B) Atrix Billing Price/Unit or the Atrix Final Price/Unit, as applicable, and Atrix Manufacturing Cost (including costs of any subcontractors or Second Source);
                  (C) the costs and expenses to qualify the Second Source as described in Section 6.04; (D) []** if []** and (E) any []**

                  (b) Subject to the provisions of Section 2.04(b), at the request (and expense) of the requesting Party, the other Party shall permit an independent certified public accountant selected by such Party and reasonably acceptable to the other Party to audit and/or inspect only those Books and Records of the other Party as may be necessary to determine, with respect to any calendar year ending no more than three years prior to such Party's request, the completeness and accuracy of any reports made and/or any sums

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         or credits due under this Agreement. Any such independent accounting firm shall be subject to the confidentiality provisions of this Agreement. Such inspection shall be conducted during the Party's normal business hours, no more than once in any 12 month period and upon at least 30 days prior written notice by the requesting Party. If such accounting firm concludes that such payments were underpaid during the periods reviewed by such accountants, the Party shall pay the other Party the amount of any such underpayments, plus interest at a rate equal to the Prime Rate of Interest, within 30 days of the date the requesting Party delivers to the other Party such accounting firm's report so concluding that such payments were underpaid. If such accounting firm concludes that such payments were overpaid during such period, the Party shall pay to the other Party the amount of any such overpayments, without interest, within 30 days of the date the requesting Party delivers to the other Party such accounting firm's report so concluding that such payments were overpaid. The requesting Party shall bear the full cost of such audit unless such audit discloses an underpayment by more than []** of the amount due during such period. In such case, the other Party shall bear the full cost of such audit.

                  (c) In the event the non-requesting Party does not agree with the conclusions of such accounting report (whether such payments were underpaid or overpaid), then such Party shall notify the other Party within 30 days after receipt of the requesting Party's accountant's report. Thereafter, the Parties shall in good faith try and resolve such differences. If the Parties are unable to reach a mutual agreement within 15 days after the date of notice then independent auditors of each Party shall meet and select an independent accounting firm (being an accounting firm not used by either Party) to make the final determination within 15 days thereafter. The determination of such independent accounting firm shall be binding and conclusive on the Parties, and the cost of such firm shall be borne by the Party against whom the determination by such firm is made.

         Section 15.05. MARKETING EXPENSES. Fujisawa covenants and agrees that, except as otherwise specified in this Agreement, Fujisawa shall be solely responsible for the cost and implementation of any and all marketing, sales, promotional and related activities concerning or related to the marketing, sale, distribution and promotion of the Product. Fujisawa shall not be responsible for any such costs incurred []** under Section 12.01, which costs shall be borne solely by Atrix.

         Section 15.06. PROTECTION OF THE MARKS. The Parties covenant and agree that neither Party nor their Affiliates shall publish, employ nor cooperate in the publication of, any misleading or deceptive advertising material with regard to the Atrix Marks.

         Section 15.07. LAUNCH QUANTITIES. Each Party covenants and agrees to the other as follows:

                  (a) that Atrix shall Manufacture and supply to Fujisawa Launch Quantities of the Product and Professional Samples, in accordance with the Specifications and the other terms and conditions of this Agreement prior to the launch date of the Product;

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                  (b) that Fujisawa shall timely provide to Atrix its forecast of Fujisawa's requirement of Product, on a Product-by-Product and country-by-country basis, including Professional Samples (in accordance with Sections 7.07(a), (b) and (c), of this Agreement), in order to enable Atrix to timely provide Launch Quantity of the Product to Fujisawa.

         Section 15.08. FURTHER ACTIONS. Upon the terms and subject to the conditions hereof, each of the Parties shall use its Commercially Reasonable Efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from Competent Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) make all necessary filings, to the extent required and thereafter make any other required submissions, with respect to this transaction under (i) the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable federal or state securities laws and (ii) any other Applicable Law. The Parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the other Party's counsel (subject to appropriate confidentiality restrictions) prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Without limiting the generality of the foregoing, each Party shall take or omit to take such action as the other Party shall reasonably request to cause the Parties to obtain any material Governmental Approvals or the expiration of applicable waiting periods, provided that the foregoing shall not obligate either Party to take or to omit to take any action (including, without limitation, the expenditure of funds or any holding separate and agreeing to sell or otherwise dispose of assets, categories of assets or businesses) as in the good faith opinion of such Party, would cause a material adverse effect on such Party.

         Section 15.09. INSPECTIONS AND CONFIDENTIALITY OF THIRD PARTIES. If a Third Party requires a confidentiality restriction that may impact either Party's rights to conduct inspections under this Agreement, each Party shall use its Commercially Reasonable Efforts, in good faith, to obtain a waiver from any such Third Party upon receipt of an inspection notice. Atrix further agrees that with respect to any inspection of Atrix's facilities by Fujisawa or by Third Parties at the request of Fujisawa, any such inspection shall be subject to the confidentiality provisions of Article XI.

         Section 15.10. LICENSED TECHNOLOGY. Fujisawa hereby covenants that it will use and practice the Atrix Technology in accordance with the terms and conditions of this Agreement and in material compliance with Applicable Laws. In addition, Fujisawa shall cause its Affiliates and any sublicensee to comply with the applicable terms and conditions of this Agreement and Applicable Laws.

         Section 15.11. EQUITABLE RELIEF. The Parties understand and agree that because of the difficulty of measuring economic losses to the non-breaching Party as a result of a breach of the covenants set forth in Sections 11.01, 15.01, 15.02, 15.03 or 15.06, and because of the immediate and irreparable damage that may be caused to the non-breaching Party for which monetary



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damages would not be a sufficient remedy, the Parties agree that the non-breaching Party will be entitled to seek specific performance, temporary and permanent injunctive relief, and such other equitable remedies to which it may then be entitled against the breaching Party. This Section 15.11 shall not limit any other legal or equitable remedies that the non-breaching Party may have against the breaching Party for violation of the covenants set forth in Sections 11.01, 15.01, 15.02, 15.03 or 15.06. The Parties agree that the non-breaching Party shall have the right to seek relief for any violation or threatened violation of Sections 11.01, 15.01, 15.02, 15.03 or 15.06, by the breaching Party from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the violation or threatened violation of Sections 11.01, 15.01, 15.02, 15.03 or 15.06. This Section 15.11 shall apply with equal force to the breaching Party's Affiliates.

                                  ARTICLE XVI

                                 PRODUCT RECALL

         Section 16.01. PRODUCT RECALLS OR WITHDRAWAL. If at any time or from time to time during the Term: (a) any Competent Authority of any country in the Territory requests a Party to recall or withdraw the Product; (b) a court of competent jurisdiction issues an order or directive for the Product to be recalled or withdrawn; or (c) if a voluntary recall or withdrawal of the Product is contemplated by either Party (individually or collectively, a "Recall"), then the Party to whom such request is made or the Party contemplating such Recall, as the case may be, shall immediately notify the other Party. Neither Party shall carry out a voluntary Recall in the Territory without the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed. The Parties acknowledge and understand due to the immediacy of any recall situation, such approval should be given in 48 hours. Any Recall in the Territory shall be carried out by Fujisawa in as expeditious a manner as reasonably possible to preserve the goodwill and reputation of the Product and the goodwill and reputation of the Parties. Fujisawa shall in all events be responsible for conducting any Recall in the Territory, market withdrawals or corrections with respect to the Product in the Territory. Fujisawa shall maintain records of all sales and distribution of Product and customers sufficient to adequately administer a Recall, market withdrawal or correction for the period required by Applicable Law. Atrix shall cooperate as reasonably requested by Fujisawa in connection with any such Recall and shall cause any approved subcontractor or Second Source to cooperate as well. Atrix will be responsible for complying with all Applicable Laws and Governmental Approvals during the Recall and will be responsible for all interactions with appropriate Governmental Authorities such as the FDA Office of Compliance and the appropriate FDA local district office(s). Fujisawa shall be entitled to participate in any and all meetings, conference calls and any other interactions with the FDA and/or any other Competent Authority in the event of any Recall; provided that Fujisawa's right to be present is subject to approval by such Competent Authority and subject to Fujisawa being available at the time and date established by such Competent Authority. Atrix shall use Commercially Reasonable Efforts to secure a time and date for such meeting, telephone call or other interaction that is reasonably acceptable to Fujisawa and consult with Fujisawa with respect thereto; and provided further that Atrix shall have the right to make the final decision on all such matters. The Parties will cooperate and work together in the event of any Recall. Atrix, in consultation with Fujisawa, shall
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reports any other documentation required by the Competent Authorities in connection with any such recall.

         Section 16.02. RECALL COSTS. Fujisawa shall be responsible for conducting any Recall in the Territory and the cost and expense of a Recall shall be allocated as follows:

                  (a) If such Recall is voluntary or is required by a court of competent jurisdiction or by a Competent Authority, but is not due to a manufacturer's defect or the negligence or misconduct of the Parties including a breach, then Fujisawa and Atrix shall []** including, without limitation, []** In such event, []** agrees []** and, if []** SHALL []**

                  (b) If such Recall shall be due to failure to Manufacture the Product in accordance with the Specifications and the terms and conditions of this Agreement (whether by Atrix, any approved subcontractor or Second Source), manufacturer's defect (whether by Atrix, any approved subcontractor or Second Source) or the negligence or the breach by Atrix (or any approved subcontractor and/or Second Source) of its representations, warranties, covenants, agreements or obligations hereunder or the misconduct of Atrix (or any approved subcontractor or Second Source or its sublicensee in the event Atrix exercises []** shall be []** and Atrix will []** and, if []** Fujisawa shall []**

                  (c) If such Recall is due to the negligence or the breach by Fujisawa of its representations, warranties, covenants, agreements or obligations hereunder or the misconduct of Fujisawa or its sublicensee or Affiliates, all such costs and expenses shall be []**

         Section 16.03. NOTIFICATION OF COMPLAINTS. During the Term and, with respect to all Product or Professional Samples supplied or purchased under this Agreement, and for a period of four years after the termination, expiration or cancellation of this Agreement, each Party agrees to (a) notify the other Party immediately of all available information concerning any complaint, product defect reports, and similar notices received by either Party with respect to the Product or Professional Samples, whether or not determined to be attributable to the Product or Professional Samples and (b) with respect to an ADE, comply with the provisions of Section 9.02. Fujisawa, in consultation with Atrix, shall define and implement regulatory compliance procedures, including, without limitation, action plans and an SOP for product defect reporting and will handle all product complaints in the Territory. In connection with any such product complaint Atrix shall cooperate as reasonably requested by Fujisawa including performing any Testing and follow-up investigations mutually agreed upon by the Parties. Atrix, at its sole cost and expense, will have the responsibility for preparing and submitting any reports to the Competent Authorities, []**.

         Section 16.04. NOTIFICATION OF THREATENED ACTION. During the Term and, with respect to all Product or Professional Samples supplied or purchased under this Agreement, for a period of four years after the termination, expiration or cancellation of this Agreement, each Party agrees to immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from a concerned Competent Authority

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which may affect the safety or efficacy claims of the Product or Professional
Samples or the continued marketing of the Product or distribution of the Professional Samples. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

                                  ARTICLE XVII

                              TERM AND TERMINATION

         Section 17.01. TERM. This Agreement shall become effective on the Effective Date and shall expire on a country-by-country and Product-by-Product basis []** after the expiration of the last to expire Atrix Patents containing a Valid Claim that covers that Product in each such country in the Territory (the "Term"), unless earlier terminated as provided in Sections 17.02, 17.03 and
17.04 below.

         Section 17.02. TERMINATION BY EITHER PARTY. Either Party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

                  (a) upon or after the cessation of operations of the other Party or the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation); or

                  (b) upon or after the breach of any material provision of this Agreement by the allegedly breaching Party if the allegedly breaching Party has not cured such breach within 60 days after written notice thereof by the non-breaching Party, the non-breaching Party may, at its sole option, terminate this Agreement with respect to the particular Product in the particular country in the Territory that is the subject of such breach, and this Agreement shall remain in effect as it applies to all other Products and all other countries; provided, however, that if such breach occurs in the United States, the non-breaching Party may terminate this Agreement in its entirety.

         Section 17.03. TERMINATION BY ATRIX. Atrix may terminate this Agreement prior to the expiration of the Term with respect to any country in the Territory and, at its discretion, on a Product-by-Product basis, upon the failure by Fujisawa to pay any milestone payments or license fees, or portion thereof, pursuant to Article IV, within 15 days after receipt of notice thereof from Atrix.

         Section 17.04. TERMINATION BY FUJISAWA. Fujisawa may terminate this Agreement in its entirety, or on a country-by-country and/or Product-by-Product basis, as follows:

              (a) []** Product, []** upon []**

              (b) []**

              (c) in accordance with []** of this Agreement; or


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              (d) upon []**

                    (i)  []** in the event the []** and

                    (ii) []** as determined by []** from []**

         provided, however, that []** it shall []** The Parties agree []** Each Party shall []** shall []** The Parties agree []** shall be []** shall be []**

         Section 17.05. EFFECT OF TERMINATION.

                  (a) Termination by Fujisawa.

                           (i) If Fujisawa terminates this Agreement under
                  Sections 17.04(a) or under Section 17.04(b) for []** Fujisawa shall []** including any []** shall be []** In the event []** then in such event: []** shall []** shall []**

                           (ii) If Fujisawa terminates this Agreement in its
                  entirety or on a country-by-country and/or Product-by-Product basis under Section 17.04(b) []**

                           (iii) If Fujisawa terminates this Agreement under
                  Sections 17.04(c) or 17.04(d) []**

                           (iv) If Fujisawa terminates this Agreement under
                  Section 17.04(b) other than:

                                (A) []** or

                                (B) []**

                           []** shall []** In addition, if []** shall []**
                  provided,  however, that []**

                           (v) if Fujisawa terminates this Agreement pursuant to
                  Section 2.08(b), []**

                           (vi) All amounts payable pursuant to this Section
                  17.05(a) will be paid no later than 45 days after the date of termination.

                  (b) Termination by Either Party. In addition to the requirements of Section 17.05(a), upon termination of this Agreement by Atrix pursuant to Sections 17.02 or 17.03 or by Fujisawa pursuant to Sections 17.02 or 17.04 the following shall occur:

                           (i) Subject to Section 17.07, Fujisawa shall have no
                  right to practice within the Atrix Patent Rights or use any of the Atrix Technology, all rights, title or interest in, or other incidents of ownership under, the Atrix Technology and the Atrix Marks shall revert to and become the sole property of Atrix, and the licenses granted to Fujisawa under Sections
                  3.02 and 3.03 shall automatically terminate. In

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                  the event any such termination relates solely to one or more
                  Products or any one or more countries in the Territory, then this Agreement and the licenses contained in Sections 3.02 and
                  3.03 shall only be terminated to the extent it applies to such Product(s) and/or such country or countries in the Territory and this Agreement shall remain in effect as it applies to all other Product(s) and all other countries in the Territory;

                           (ii) notwithstanding subsection (i) of this
                  subsection (b), Fujisawa may, in its sole discretion, elect to sell off or distribute, as applicable, its existing inventory of Product and Professional Samples to which the termination pertains in accordance with the terms set forth in subsection
                  (iii) below, after the effective date of termination, by notifying Atrix of its decision within 30 days after the date it receives a notice of termination by Atrix or the date it provides a notice of termination to Atrix, as the case may be. Any such existing inventory of Product and Professional Samples shall comply with the Specifications and the other terms and conditions of this Agreement.

                           (iii) if Fujisawa elects to sell off or distribute,
                  as applicable, its existing inventory of Product and Professional Samples, it shall not, either directly or indirectly, use or permit the use of the Product or Professional Samples except as set forth under this subsection
                  (iii) and shall proceed as follows:

                                    (A) continue to comply with its payment
                           obligations for the Product or Professional Samples to Atrix under Article IV;

                                    (B) continue to sell off or distribute, as
                           applicable, existing inventory of Product and Professional Samples for six months after the applicable notice of termination. At the expiration of such six month period Fujisawa shall, at Atrix's election, either (i) sell all existing inventory of Product and Professional Samples to Atrix or (ii) destroy all remaining inventory of Product and Professional Samples in accordance with Applicable Laws and provide Atrix with written proof of destruction sufficient to comply with Applicable Laws. In either case, Atrix shall pay to Fujisawa the full amount of the actual cost paid by Fujisawa to Atrix for such remaining inventory of Product and Professional Samples;

                                    (C) if Fujisawa notifies Atrix that Fujisawa
                           does not intend to sell off or distribute, as applicable, any existing inventory of Product and Professional Samples Fujisawa shall, at Atrix's election, either:

                                             (aa) sell all existing inventory of
                                    Product and Professional Samples to Atrix at
                                    Fujisawa's actual cost of acquisition; or

                                             (bb) destroy all remaining
                                    inventory of Product and Professional
                                    Samples in accordance with Applicable Laws and provide Atrix with written proof of destruction sufficient to comply with Applicable Laws. In either case, Atrix shall pay to Fujisawa the full amount of the actual cost paid by Fujisawa to Atrix for such remaining inventory of Product and Professional Samples;

                                    (D) if Fujisawa sells any inventory of
                           Product or Professional Samples to Atrix pursuant to this subsection (iii), it shall warrant that such inventory of Product and Professional Samples has been stored in material compliance with the Specifications, Governmental Approvals and all Applicable Laws, has not been adulterated within the meaning of Applicable Laws and has otherwise been maintained by Fujisawa according to the Specifications, Governmental Approvals and Applicable Laws;

                                    (E) any sales of Product or Professional
                           Samples made by Fujisawa to Atrix pursuant to this subsection (iii) shall be made by Fujisawa within 30 days after the date it becomes obligated to do so and shall be shipped to Atrix appropriately packaged and stored. All transportation costs in connection with such sale, including insurance, freight and duties and all reasonable costs of reworking the Product so that such Product is in saleable form, shall be []** Amounts owed by either Party to the other pursuant to this subsection (iii) for the Product or Professional Samples shall be paid by such Party within 10 days after receipt by a Party of a reasonably detailed invoice from the other Party for the amount so owing to it by the other Party under this subsection (iii).

                           (iv) except as otherwise provided in this Agreement,
                  expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Articles XI, XIV, XVI, XVIII and XIX and this
                  Article XVII and Sections 10.03, 10.04, 13.09 and 13.10 shall survive expiration or termination of this Agreement.

                           (v) subject to the provision of Section 17.07, within
                  30 days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party's request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party, except for such Confidential Information which the receiving Party is required to keep under Applicable Laws, in which event such Confidential Information shall be held subject to the terms and conditions of Article XI.

         Section 17.06. REMEDIES. All of the non-breaching Party's remedies shall be cumulative, and the exercise of one remedy hereunder by the non-defaulting Party shall not be deemed to be an election of remedies. These remedies shall include the non-breaching Party's right to sue for damages for such breach without terminating this Agreement.

         Section 17.07. LICENSE FOLLOWING EXPIRATION. Upon expiration of the Term and provided all Atrix Patents with a Valid Claim(s) covering the Product have expired in the

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Territory, Fujisawa shall thereafter have an irrevocable, non-exclusive, royalty-free license, with the right to sublicense, to market, advertise, promote, distribute, offer for sale, sell, export and import, but not Manufacture, the Product in the Territory. Upon request by Fujisawa, Atrix shall continue to sell the Product to Fujisawa upon terms mutually agreeable to the Parties pursuant to a separate supply agreement to be negotiated in good faith between the Parties. []**

                                 ARTICLE XVIII

                               DISPUTE RESOLUTION

         Section 18.01. DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party's rights or obligations hereunder or to the interpretation, performance, breach, or termination of this Agreement, (a "Dispute"). It is the objective of the Parties to establish procedures to facilitate the resolution of a Dispute in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XVIII if and when a Dispute arises under this Agreement. []**

         Unless otherwise specifically set forth in this Agreement, a Dispute among the Parties will be resolved as recited in this Article XVIII. Any Disputes relating to this Agreement shall be presented to the Chief Executive Officers of Atrix and Fujisawa, or their respective designees, for resolution. In the event that the Chief Executive Officers of Atrix and Fujisawa, or their respective designees, cannot resolve the dispute within []** (or such other period of time as mutually agreed to by the Parties in writing) of being requested by a Party to resolve a dispute, either Party may, by written notice to the other, invoke the provisions of Section 18.02.

         Section 18.02. TRIAL WITHOUT JURY. If the Parties fail to resolve a Dispute through negotiation in accordance with Section 18.01, each Party shall have the right to pursue any of the remedies legally available to resolve the dispute; provided, however, that the Parties expressly waive any right to a jury trial in any legal proceedings under this Section XVIII.

         Section 18.03. PERFORMANCE TO CONTINUE. Each Party shall continue to perform its obligations under this Agreement pending final resolution of any Dispute arising out of or related to this Agreement; provided, however, that a Party may suspend performance of its obligations during any period in which the other Party fails or refuses to perform its obligations.

         Section 18.04. PROVISIONAL REMEDIES. Although the procedures specified in this Article XVIII are the sole and exclusive procedures for the resolution of a Dispute arising out of or related to this Agreement, either Party may seek a preliminary injunction or other provisional equitable relief, if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

         Section 18.05. DETERMINATION OF PATENTS AND OTHER INTELLECTUAL PROPERTY. Notwithstanding the foregoing, any dispute relating to the determination of validity of claims, infringement or claim interpretation relating to a Party's patents shall be submitted exclusively to the federal courts.

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
                                  ARTICLE XIX

                                 MISCELLANEOUS

         Section 19.01. NO-SOLICITATION. Neither Party nor its Affiliates (collectively, the "Initiating Group") shall, directly or through its representatives, solicit for employment any officer, director, employee or consultant of the other Party or its subsidiaries or Affiliates (collectively, the "Other Group") with whom the Initiating Group has contact in connection with, or who otherwise is known by the Initiating Group to participate in, the transactions contemplated by this Agreement for a period of two years after the Effective Date. The Initiating Group shall not be precluded from hiring any such person who has been terminated by the Other Group prior to commencement of employment discussions between such person and the Initiating Group or its representatives. "Solicitation" shall not include any generalized public advertisement or any other solicitation by the Initiating Group or its representatives that is not specifically directed toward any such employee of the Other Group or toward any group of such employees of the Other Group.

         Section 19.02. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Applicable Laws or otherwise) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may sell, transfer or assign its rights under this Agreement to any Third Party, in the case of Atrix, as part of a sale or transfer of substantially all of its assets and, in the case of Fujisawa, as part of a sale or transfer of substantially all of its assets related to its dermatology pharmaceutical business; provided that such Third Party agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 19.03. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God (a "Force Majeure"); provided that the Party whose performance is delayed or prevented shall provide prompt notice of the Force Majeure to the other Party. Performance shall be excused so long as the condition constituting Force Majeure continues and the non-performing Party uses good faith diligent efforts to mitigate, avoid or end such delay of failure in performance as soon as practicable.

         Section 19.04. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.

         Section 19.05. WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

         Section 19.06. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 19.07. NO RIGHT TO USE NAMES. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Atrix," "Fujisawa" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

         Section 19.08. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

         IF TO ATRIX:               Atrix Laboratories, Inc.
                                    2579 Midpoint Drive
                                    Fort Collins, CO 80525
                                    Attn: Charles P. Cox, Ph.D.
                                    Senior Vice President, Corporate Development
                                    Telephone: (970) 482-5868
                                    Facsimile: (970) 482-9735

         COPIES TO:                 Morrison & Foerster LLP
                                    5200 Republic Plaza
                                    370 17th Street
                                    Denver, CO 80202-5638
                                    Attn: Warren L. Troupe, Esq.
                                    Telephone: (303) 592-2255
                                    Facsimile: (303) 592-1510

         IF TO FUJISAWA:   Fujisawa Healthcare, Inc.
                                    Three Parkway North
                                    Deerfield, IL 60015-2548
                                    Attn: General Counsel
                                    with a copy to: the Chief Executive Officer, the Senior Vice President of Finance, the Vice President of New Product
                                    Planning and Licensing
                                    Telephone: (847) 317-8870
                                    Facsimile: (847) 317-7288

         Notice so given shall be deemed given and received (a) if by mail on the fourth day after posting; (b) by cable, telegram, telex or personal delivery on the date of actual transmission, with evidence of transmission acceptance, or (as the case may be) personal or other delivery; and (c) if by overnight delivery courier, on the next Business Day following the day such notice is delivered to the overnight delivery courier service.

         Section 19.09. INDEPENDENT CONTRACTORS. The activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. It is expressly agreed that Atrix and Fujisawa shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither Atrix nor Fujisawa shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

         Section 19.10. RULES OF CONSTRUCTION. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

         Section 19.11. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

         Section 19.12. COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be signed and delivered to the other Party by facsimile signature; such transmission will be deemed a valid signature.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.



ATRIX LABORATORIES, INC.                    FUJISAWA HEALTHCARE, INC.





By:    /s/ David R. Bethune                 By:  /s/ Hideo Fukumoto
   ------------------------------------        --------------------------

Name:  David R. Bethune                     Name:  Hideo Fukumoto
Title: Chairman and Chief Executive         Title: President and Chief Executive
       Officer                                     Officer

                                    EXHIBIT A

                               ATRIX PATENT RIGHTS

                                 SMP(TM) PATENTS


                                      []**



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                                      A-1

                                    EXHIBIT B

                           DEVELOPMENT PROGRAM OUTLINE

The Development Program for the Acne Product shall be consistent with the following:

[]**



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



                                    EXHIBIT C

                                   ATRIX MARKS




SMP(TM)

Solvent Microparticle System(TM)

ATRISONE(TM)

                                    EXHIBIT D

                                EXAMPLE OF ATRIX
                   MANUFACTURING COST PER UNIT DETERMINATION
                                      []**


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                                      D-1

                                    EXHIBIT E
                 EXAMPLE OF ADJUSTMENT TO PURCHASE PRICE/AUDIT

                                      []**


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                                      E-1